Exhibit 13.1

BASIL STREET

CREATOR OF THE AUTOMATED PIZZA KITCHEN



BASIL STREET
AUTOMATED PIZZA KITCHEN
LET THE COUNTDOWN TO DELICIOUS BEGIN!

Disclaimer

BASIL STREET

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM:

Basil Street Café, Inc
6504851835
2100 Geng Road Palo Alto 94303
OR AT https://www.sec.gov/edgar/browse/?CIK=1804195

THIS PRESENTATION MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS BASED INFORMATION CURRENTLY AVAILABLE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS AS THEY CONTAIN HYPOTHETICAL ILLUSTRATIONS OF MATHEMATICAL PRINCIPLES, ARE MEANT FOR ILLUSTRATIVE PURPOSES, AND THEY DO NOT REPRESENT GUARANTEES OF FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS, ALL OF WHICH CANNOT BE MADE. MOREOVER, NO PERSON NOR ANY OTHER PERSON OR ENTITY ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF FORWARD-LOOKING STATEMENTS, AND IS UNDER NO DUTY TO UPDATE ANY SUCH STATEMENTS TO CONFORM THEM TO ACTUAL RESULTS.

Investment Thesis

BASIL STREET

Basil Street Cafe is a US company that provides Italian style pizzas through robotic Automated Pizza Kitchens (APKs).



BASIL STREET
SAY HELLO TO CRISPY, BRICK OVEN STYLE PERFECTION
AUTOMATED PIZZA KITCHEN

01 Large & Growing Market
$48.6 Bn North American pizza market, in 2020.
11% CAGR Global kiosk market will experience growth over next decade.

02 Strong Financial Profile
41% historical gross profit in 2020 from pilot program, and strong long term gross profit and EBITDA potential, which we believe will only improve as we optimize supply chain and scale. Raised $12.5M in equity and $5.2M+ in debt.

03 Experienced Team
50+ years in self-serve kiosks, pizza making, and Silicon Valley financial experience; investors include the former CEO of Sleep Number, the founder and CEO of TRX Training, and the CEO of a large personal finance software company.

04 Fully operational and in field
Completed a pilot program with Automated Pizza Kitchens in the field, serving real customers. Basil Street aims to have 50 APKs in the field this fall & nearly 100 units operational by year-end 2021 depending on financing.

05 Scalable Business Model
Basil Street's scalable business model allows for entry into multiple market channels (e.g. airports, universities), which suggests recurring and predictable revenues. **Over 75% of Basil Street's** customer survey respondents say they are likely to return again. Major partnership with Celestica in the works to ensure high quality, volume manufacturing.*

*We are in discussions with Celestica for exclusive partnerships, which will allow for expansive distribution

The World Pizza Market

BASIL STREET

2020: World Pizza Market $ 132.3 Bn – Up 10.96%



North America $48.6 Bn
Western Europe $49.3 Bn
Eastern Europe $4.2 Bn
Asia Pacific $11.7 Bn
Latin America $12.5 Bn
Middle East/ Africa $4.1 Bn
Australia $1.9 Bn

- ✓ 3 Billion Pizzas Sold every year in the United States.
- ✓ About 1 in 8 Americans eat pizza on a typical day and there are 350 slices sold every second in the US
- ✓ 46 Pizzas are going to be eaten by an average American over the next 12 months.



83% of consumers in the U.S. eat pizza at least once a month

Sourced from: Passport Euro Monitor
PMQ Magazine: 2021 Pizza Power Report

Kiosk Market Size

BASIL STREET

11% CAGR 2019-2030

Market Value (2030) $9 Bn



North America
South America
Europe
Asia Pacific
Middle East & Africa

✓ North America is expected to be the largest regional market due to changing lifestyles and high demand for Ready-to-Eat (RTE) meals.

✓ High consumer demand for safe, affordable food options expected to boost market growth.

✓ Contact free concepts are becoming more urgent and progress in consumer-centric technologies and high adoption of self-service delivery tools likely to aid market growth.



AUTOMATED PIZZA KITCHEN

Sourced from: Transparency Market Research
Grand View Research

Kiosks



BASIL STREET
AUTOMATED PIZZA KITCHEN
SAY HELLO TO CRISPY, BRICK OVEN STYLE PERFECTION
LET THE COUNTDOWN TO DELICIOUS BEGIN!

redbox.

coinstar

BEST BUY

NESPRESSO

BASIL STREET

Redbox has 50,000+ units with average revenues over ***$60,000 per kiosk.***

Coinstar has over ***20,000*** coin changing kiosks.

Best Buy Express Kiosks delivers electronics conveniently. ***$10,000 to $50,000 per kiosk per month.***

Nespresso and Keurig have brought great-tasting coffee to homes through their convenient pouch systems.



BRICK-OVEN STYLE TASTE
COOKS IN 3 MINS!
PREMIUM QUALITY INGREDIENTS
SELECT YOUR 10" PIZZA

✓ Contact-free cooking to ensure safety.
✓ Multiple payment options
✓ Easy digital display menu and ordering via scanned QR code from user's phone can be used.

Basil Street Solution

PIZZA WITH A **WOW FACTOR!**

BRICK OVEN STYLE PIZZA *at the* **TOUCH OF A BUTTON**



✓ Delicious Italian style pizza made from the highest quality ingredients
✓ Cooks in about 3 minutes
✓ Variety of artisanal flavors and old classics including pepperoni, roasted veggie, breakfast pizza, meat lovers, buffalo chicken pizza, and more.

Our APK (Automated Pizza Kitchen)

BASIL STREET



AUTOMATED PIZZA KITCHEN
LET THE COUNTDOWN TO DELICIOUS BEGIN!

Flash Frozen Pies
Our delicious recipes are flash frozen and stored in their pizza box

Ventless Oven
Our patented and NSF/UL certified oven is ventless

Modular Components
Our APKs are built with a modular design, which makes assembly and maintenance very efficient

Keypad or Touchless Entry
The user can choose either pizza selection approach. Touchless entry happens via scanned QR code

Customized Advertising
This large screen provides high quality, custom advertising during the pizza cooking process

3 Heating Modes
Our unique proprietary APK design uses 3 unique heating modes in combination, but never microwave

Boxed Pizza Delivery
Our amazing pizzas are delivered boxed to the user from this slot

Movable
If APK performance isn't high, the machines can easily be moved to a better location

Competitive Advantages

BASIL STREET

The 7 Point Basil Street Difference

01 EXPERIENCE
Over 50 years of proven experience related to growing and scaling automated kiosks, retail and technology.

02 IN MARKET
Already tested in the market & volume production flowing Q1 2021.

03 SCALABLE
The APK was built to: provide exceptional quality, be rapidly deployable and minimize costs.

04 PATENTED & PATENT PENDING APK
Our APKs are patented and proven to produce quality pizza quickly and consistently

05 PRICE
Our unit reliability and field efficiency means an affordable price with margins to be proud of.

06 CERTIFIED
UL/NSF Certified*

07 PARTNERSHIPS
Pending partnerships and alliances with Celestica and Prepango and others.**

* NSF: National Safety Foundation exists to create standards for food safety and sanitation to promote public health. These standards are generally accepted by government regulatory agencies. UL: Underwriters Laboratories (UL) is an organization primarily dedicated to product safety. UL develops safety standards dealing with design, electrical, materials, components, and manufacturing.

**We are in discussions with Celestica and Prepango for exclusive partnerships, which will allow for expansive distribution

Competitive Difference

BASIL STREET



Key Features	Basil	Competitor 1	Competitor 2	Competitor 3
Experience				
50 years of proven experience in growing and scaling automated kiosks and technology	✓	⊗	⊗	⊗
In Market				
Already tested and operating in multiple locations	✓	✓	⊗	✓
Scalable Model				
Optimized design manufactured by domestic leader in robotics production	✓	⊗	⊗	⊗
Corporate operations not reliant on franchises	✓	⊗	⊗	⊗
Patented Technology				
Exclusive cooking technology produces consistent pizza	✓	⊗	⊗	⊗
Certified for safe operation	✓	⊗	⊗	⊗
Price				
Unit reliable and inclusive service model ensure smooth low-cost	✓	⊗	⊗	⊗
Frozen products result in better margins without compromising quality	✓	⊗	⊗	⊗

Company Progress

BASIL STREET

2016-2017 — Concept Develop. / Feasibility
- Initial product concepts
- Feasibility prototypes
- Feasibility test results
- Preliminary user needs identified
- Assessed technical risk
- Analyzed preliminary system function

2017-2018 — Project Planning
- Project schedule
- Project plans
- Product requirements development
- Risk assessment
- System Function analysis

2019-2020 — Detailed Design
- Detailed design
- Engineering bench test
- Began preliminary manufacturing process development
- Developed Fluctuation Analysis (DFA)/Design & Manufacturability Analysis (DMA)
- Certification review and testing began

2020-2021 — Design Transfer/ Pilot APKs Launch
- Shifted manufacturing to Celestica
- Certification completed
- 5 pilot APKs launched to date
- 41% gross profit achieved

2021 — Targeting approx. 100 APKs in the field
- APK deployment ramping up
- Targeting approx. 100 APKs in the field
- Aiming to achieve profitability and sustainability in Q3 2022
- Continuing aggressive expansion of the company & target additional funding in Q4 2022

Series B	Crowdfunding
Investment	$ 20M
Pre-Money Valuation	$ 40M

These statements reflect management's current views based on information currently available and are subject to risks and uncertainties that could cause the company's actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results.

APK Targeting Strategy

BASIL STREET



Closed environments
- Captive audience with high repeat business
- Break rooms in manufacturing plants, distribution centers, military installations, university dorms etc.
- Over 10,000 potential locations in the US alone



Open environments
- Less price sensitive consumer focused on quick serve
- High traffic environments like airports, malls, food courts, stadiums, C-stores, amusement parks
- Over 150,000 potential locations domestically



Hybrid environments
- Combines both open and closed environments
- Large residential complexes, commercial/office buildings, university student centers
- Over 10,000 large office complexes in the US alone and a rapidly growing high density housing market

Go To Market Strategy

BASIL STREET

01	02	03	04	05
MICRO TARGETING	PARTNERSHIPS & ALLIANCES	CONSUMER TRIAL	PROMOTION & MENU ROTATION	GEOTARGETED ADVERTISING
Establish consumer awareness of BSC and our APKs in key markets through micro targeting efforts.	Develop strategic alliances to position us to grow and scale the business quickly.	Encourage onsite trial with street team via coupon strategy.	Create strong offers, promotions and menu rotations to keep customers coming back.	Create geo-targeted advertising to drive foot traffic to kiosks in various locations.

Partnerships we are in discussions with include:

- APK Manufacturing partnerships (e.g. Celestica)*
- Pizza manufacturing partnerships
- Distribution alliances (e.g. Prepango)
- Fulfillment alliances
- White label/ co-branded relationships

*We are in discussions with Celestica and Prepango for exclusive partnerships, which will allow for expansive distribution

Opportunity for Higher Margins

BASIL STREET

The Traditional Pizzeria is a Lower-Margin Business Hindered by Large Labor and Real Estate Costs



Gross Margin
Average
24.7%
Domino's
california PIZZA KITCHEN
PAPA JOHNS

BASIL STREET

- In 2020, BSC gross margin was **41% in a pilot phase.** In Q1 2021 BSC, achieved a **gross margin of 50%.**
- Long term and with economies of scale the company hopes to achieve **+53% gross margin.**
- By applying intelligent robotics and optimizing for retail inefficiencies, Basil Street hopes to secure above market profitability with less risk than traditional retail business models.

BSC COGS



Pizza
Box and supplies
Processing Labor
Sales Returns
Spoiled Ingredients
Supply Chain Costs

Source: Capital IQ.

Financial Projections

BASIL STREET

Sales $ (M) & Gross Margin (%)



Sales
Gross Margin
53%
53%
53%
$1.4
$14.8
$45.6
2021
2022
2023

Total APKs



Total APKs
New APKs
Existing APKs
107
7
100
520
107
413
1375
520
855
2021
2022
2023

These statements reflect management's current views based on information currently available and are subject to risks and uncertainties that could cause the company's actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results.

- Average price per pizza of $8.30.*
- 317 selling days per year.*
- Gross margin efficiencies are due to decreased labor costs, lower logistics expenses and lower pizza costs due to volume / scale.
- Advertising revenue is expected to start end of 2021.

- On average 19.3 pizzas sold per APK per day.*
- In 2021, the company expects to launch nearly 100 APKs and by end of 2023 the company expects to have a total 1,375 APKs in the field.
- Given the prior assumptions and historical trends the company expects to sell 5.1M pizzas in 2023.

Note: the average price per pizza, # of selling days and average # of pizzas sold per day figures are estimated targets

Expected Unit Economics

BASIL STREET

	Units	Breakeven	Conservative	Expected	Goal	Wow!
Pizzas Per Day	#	4.9	8.0	19.3	25.0	30.0
Pizzas Per Year (317 days)	#	1,563	2,536	6,118	7,925	9,510
Revenues at $8.3 / Pizza plus Ad Revenue	**USD**	**$ 13,206**	**$ 21,428**	**$ 51,694**	**$ 66,961**	**$ 80,354**
COGS	USD	$ 6,603	$ 10,714	$ 25,847	$ 33,481	$ 40,177
COGS As % of Sales	*%*	*50.0%*	*50.0%*	*50.0%*	*50.0%*	*50.0%*
Gross Profit	**USD**	**$ 6,603**	**$ 10,714**	**$ 25,847**	**$ 33,481**	**$ 40,177**
Gross Margin	*%*	*50.0%*	*50.0%*	*50.0%*	*50.0%*	*50.0%*
Utilities/Phone	USD	$ 1,000	$ 1,000	$ 1,000	$ 1,000	$ 1,000
Maintenance/Parts	USD	$ 3,500	$ 3,500	$ 3,500	$ 3,500	$ 3,500
Marketing	USD	$ 416	$ 675	$ 1,628	$ 2,109	$ 2,531
Other Misc Expenses	USD	$ 500	$ 500	$ 500	$ 500	$ 500
Bank And Credit Card Fees	USD	$ 53	$ 86	$ 207	$ 268	$ 321
Total Direct APK Expenses	**USD**	**$ 5,469**	**$ 5,761**	**$ 6,835**	**$ 7,377**	**$ 7,853**
Direct Employees Expenses	USD	$ 734	$ 734	$ 734	$ 734	$ 734
Opening Expenses	USD	$ 400	$ 400	$ 400	$ 400	$ 400
EBITDA	**USD**	**$ 0**	**$ 3,819**	**$ 17,878**	**$ 24,970**	**$ 31,190**
%	*%*	*0.0%*	*17.8%*	*34.6%*	*37.3%*	*38.8%*
Interests	USD	$ 1,828	$ 1,828	$ 1,828	$ 1,828	$ 1,828
Single Unit Income	**USD**	**-$ 1,828**	**$ 1,992**	**$ 16,050**	**$ 23,142**	**$ 29,363**

These statements reflect management's current views based on information currently available and are subject to risks and uncertainties that could cause the company's actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results.

BASIL STREET

Executive Team



DEGLIN KENEALY
Founder - CEO

25+ years as a Silicon Valley financial executive.

-

Master's degree from Stanford University's Graduate School of Business.

-

Experienced leadership in accelerated growth businesses and extensive start-up experience as an executive and board mentor.

-

More than 20 years of C-level/ Board experience



JEFF KLEMP
Founder - COO

More than 25 years of specialty retail expertise.

-

Past operations leadership roles for Fortune 500 and startup companies.

-

He was the Sr. Vice President of Operations for a multibillion-dollar specialty retail company.



ROBERT VILLANI
Founder - VP of Innovation

Founder of Basil Street.

-

Serial entrepreneur who has led many ventures.

-

Recently he was CEO of California Food Company, a specialty frozen pizza company, which launched the idea for and created Basil Street.

Executive Summary


BASIL STREET
AUTOMATED PIZZA KITCHEN
SAY HELLO TO CRISPY, BRICK OVEN STYLE PERFECTION
LET THE COUNTDOWN TO DELICIOUS BEGIN!

Crowdfunding

BASIL STREET

Basil Street Café is looking to raise a $20M Series B crowdfunding round to ramp up APK production to over 1,370+ units across the US, after a successful pilot phase.

USES OF FUNDS

Expense	Amount
APKs	$ 11.4M (57%)
Employee expenses	$ 5.8M (29%)
Operating expenses	$ 2.3M (11%)
Other expenses	$ 0.5M (3%)

INVESTMENT DATA

Investment	Data
Investment	$ 20,000,000
Pre-Money Valuation	$ 40,000,000
Equity Share	33.3%

These statements reflect management's current views based on information currently available and are subject to risks and uncertainties that could cause the company's actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results.

THANK YOU!

BASIL STREET


BASIL STREET
AUTOMATED PIZZA KITCHEN
LET THE COUNTDOWN TO DELICIOUS BEGIN!

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

Reg A+ Rundown | New Robotics Startup

1 message

SeedInvest <deals@seedinvest.com> Wed, Sep 1, 2021 at 5:59 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest

Reg A+ Rundown

Hi Obi,

We are excited to announce our latest Reg A+ reservations campaign - **Basil Street,** a creator of robotic automated pizza kitchens. Plus, meet **Innovega's** advisor, board member, and investor, Shane Kim - he previously ran Microsoft Xbox's gaming division and served as interim CEO of GameStop. Read on for more updates.

Now Accepting Reservations


PIZZA
Enjoy our Grand Opening prices!
SELECT YOUR 10" PIZZA
Order
Pickup
BASIL STREET



Basil Street | Automatic pizza kitchens

Basil Street has developed a robotic automated pizza kitchen (APK) to provide customers delicious, convenient, and affordable pizza. Its patented technology is aiming to scale and disrupt the global pizza market through its convenient, kiosk approach.

Highlights include:

- The company has already completed an initial pilot program for its Automated Pizza Kitchens (APKs), serving real customers delicious pizza in multiple locations across the U.S. - Basil Street has purchase orders for 50 APKs targeting deployment in the field by fall 2021
- Investors include the former CEO of Sleep Number plus the founder and CEO of TRX Training
- IP includes one granted and one pending patent covering food product storage and vending kiosk
- Team has more than 50 years of combined experience in self-serve kiosks, pizza making, and Silicon Valley finance

RESERVE SHARES

Advisor Spotlight





Meet Innovega's advisor, Shane Kim, former Microsoft Xbox and Gamestop interim CEO

Shane Kim joined Innovega's Board of Directors in 2017. Shane brings 27 years of experience in gaming and interactive entertainment. He spent more than 19 years at Microsoft, where he rose from a Product Manager to **Corporate Vice President of the company's Xbox division**, leading a global team of 1,000+ full-time product development and production employees that delivered major game franchises including Halo, Age of Empires, and Forza Motorsport. He subsequently headed the Xbox group's strategic planning and business development.

After retiring from Microsoft in 2010, he **served on the board of GameStop for 8 years, which included serving as interim CEO**.

Shane holds a bachelor's degree from **Stanford University** and an MBA from **Harvard Business School.**

INVEST IN INNOVEGA

Company Updates

- **Death & Co** teamed up for an exclusive product line of natural tobacco hand sanitizer, soap, and lotion with AMASS
- **Gryphon** addressed how its technology is protecting consumers against ransomware attacks, which have increased by 485% YoY
- Buck Jordan, Co-Founder & CEO of Miso Robotics, commented on **Future Acres**
- **AppMail,** an email solution enabling users to browse, select, and make purchases without leaving their inbox, surpassed $550K in reservations

Reservation Bonus Perks

- **Death & Co** I Investors that reserve shares and later purchase their reserved shares will receive bonus perks such as access to the Death & Co Cocktail Compendium, with almost 1,000 original cocktails, as well as the Investor Cocktail 101 Virtual Class.
- **AppMail** I Investors that reserve shares and later purchase their reserved shares will receive a bump up to the next tier of perks upon conversion to an investment. Perks include free InterContinental hotel points and JetBlue airline tickets.

SeedInvest 101

New to SeedInvest or just want to learn about how the platform works? Join us for our weekly 101 webinar for a brief overview of SeedInvest and how to make the most of your investing experience, ending with a live Q&A session to answer any questions you may have. Register here.

"Follow" Button

Interested in never missing an update on a company? Log into your account and click the "Follow" button on a company's profile page. You can also select multiple deals to follow at once by logging in, navigating to User Settings, and then clicking Communication.

Refer an Entrepreneur

Did you know you can make between $5K-$20K by referring an entrepreneur to SeedInvest? Learn more about our referral program here.

More About Reg A+

On June 19, 2015, three years after the JOBS Act was signed, Title IV (Regulation A+) of the JOBS Act went into effect, allowing private early-stage companies to raise money from all Americans. Reg A+ is a type of offering which allows private companies to raise up to $75M from the public. Companies looking to raise capital via Reg A+ first must file with the SEC and get qualification before launching their offering.

Reg A+ raises enable companies to grow and galvanize their communities, allowing them to cultivate a group of loyal customers / investors, with clear benefits*:

- Stock owners spend an average of 54% more than non-stock owners
- Investors visit the company website 68% more frequently

- Customers who own shares refer 2x as many people, increasing virality

SeedInvest closed its largest round ever when NowRx raised its $20M Series B round via Regulation A+.

Questions? **Email us**. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Certain accredited investors will still receive custom deal outreach based on their noted investor preferences.

*Data referenced is current as of 2016.

Gryphon, Innovega, and Future Acres are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Gryphon: https://www.seedinvest.com/gryphon, Innovega: https://www.seedinvest.com/innovega, Future Acres: https://www.seedinvest.com/future.acres

AppMail, Death & Co, and Basil Street Cafe are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from AppMail: https://www.seedinvest.com/appmail, Death & Co: https://www.seedinvest.com/death.co, Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe

member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

New Deal Updates from NowRx, Gryphon, & More

1 message

SeedInvest <deals@seedinvest.com> Wed, Sep 1, 2021 at 6:02 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest

Deal Updates

Hi Obi,

In case you missed it, here's a roundup of recently announced deal updates. Click the links below to learn more. Additionally, be sure to click the "Follow" button on any company's profile page that you are interested in. Read more here.

- **Gryphon** surpassed $4.8M in investments, making it the largest live deal currently raising on our platform. The last day to invest is next Friday, September 10th.
- **Innovega** expanded its IP portfolio with two new patent applications that would protect the methodologies for decreasing manufacturing costs and increasing comfort for the component-containing smart contact lenses.
- **AppMail** added a new video where Priceline's co-founder comments on the company. Jeff Hoffman is a shareholder and advisor to the company.
- **Basil Street** was recently featured in multiple publications including HypeBeast, Mashed, and the Food Institute.
- **Helix Power** highlighted how it's positioned to help reduce transit systems' wasted energy.
- **NowRx** surpassed $4M in reservations within the first week of launching its campaign.

Browse all our deals. Learn more about all our investment opportunities.

You are receiving this because you are part of the SeedInvest community. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Basil Street Cafe, NowRx, and AppMail are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe, NowRx: https://www.seedinvest.com/nowrx, AppMail: https://www.seedinvest.com/appmail

Gryphon, and Innovega are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Gryphon: https://www.seedinvest.com/gryphon, Innovega: https://www.seedinvest.com/innovega

Helix Power Corp is offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at Helix Power Corp: https://www.seedinvest.com/helix.power

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

Basil Street in the Press | HypeBeast, Mashed, & More

1 message

SeedInvest <contactus@seedinvest.com> Wed, Sep 1, 2021 at 5:58 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest Company Update


PIZZA
Order
Pickup

mashed

HYPEBEAST

THE FOOD INSTITUTE

Basil Street picks up press & surpasses $550K in reservations

Basil Street has been picking up press since the company expanded to Denver, Colorado. The company has been featured in multiple publications including **HypeBeast, Mashed, and the Food Institute**. The features span from discussing Basil's plan to launch 50 automated pizza kitchens (APKs) this year and the impending growth of the pizza vending machine market.

Mashed notes, “It appears that pizza vending machines may become more widespread in the coming months. Imagine the convenience of a street-corner ATM that gives out pizza. You could grab one after a night out, on your way home from work, or between

meetings as a quick meal. This trend sounds like it could revolutionize both the pizza and the vending machine industries in the U.S."

The campaign has surpassed $550k in reservations. By confirming a reservation, you have the opportunity to purchase shares ahead of the company's public launch after it receives SEC qualification. A reservation is non-binding and you may cancel at any time.

RESERVE SHARES

Questions? **Email us**. We're happy to help.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Basil Street Cafe is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe

investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

Basil Street | Complete Your Reservation

1 message

SeedInvest <contactus@seedinvest.com> Wed, Sep 1, 2021 at 5:58 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest Reminder

Hi Obi,

We noticed that you started the reservation process for Basil Street, but have yet to complete the process. Please note, if you have any questions for the company, you may post them on the discussion forum here.

If you would like to complete a reservation you may do so via the link below. **By completing a reservation, you will be able to confirm your investment ahead of the public launch and receive perks.**

COMPLETE RESERVATION

Questions for SeedInvest? Email us. We're happy to help.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Basil Street Cafe is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe

CIRCLE **Obianozo Chukwuma <obi@seedinvest.com>**

Reserve Shares in Four Deals
1 message

SeedInvest <deals@seedinvest.com> Wed, Sep 1, 2021 at 5:58 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest Accepting Reservations


Gmail
Compose
Seat Legend
PIZZA
BASIL STREET
AMASS
VODKA WITH MARIGOLD, CHAMOMILE, AND LEMON

Reserve shares in four deals on SeedInvest

There are four deals on SeedInvest accepting reservations. A reservation is non-binding and you may cancel at any time. Learn more about the deals accepting reservations below.

- **AMASS** | Portfolio of premium, high-growth botanic beverages and self care products
- **AppMail** | Email solution enabling users to browse, select, and make purchases without leaving their inbox

- **Basil Street** | Developer of robotic automated pizza kitchens
- **Death & Co** | Integrated hospitality group creating unique cocktail experiences across the U.S.

Questions? **Email us.** We're happy to help.

AMASS is offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at AMASS: https://www.seedinvest.com/amass

Death & Co, AppMail, and Basil Street Cafe are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Death & Co: https://www.seedinvest.com/death.co, AppMail: https://www.seedinvest.com/appmail, Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

This Week's Milestones | Basil Street, Innovega & AppMail

1 message

SeedInvest <deals@seedinvest.com> Wed, Sep 1, 2021 at 5:58 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest

Campaign Milestones

Hi Obi,

A number of our deals reached new milestones this week. Check them out below:

- **Innovega** surpassed $2.5M raised, is successfully funded, and is still accepting investments. Innovega is creating smart contact lenses and glasses that deliver high-performance AR/VR experiences.
- **AppMail** surpassed $600K in reservations. The company is providing an email solution enabling users to browse, select, and make purchases without leaving their inbox.
- **Basil Street** surpassed $500K in reservations. The company is developing robotic automated pizza kitchens.

Refer an Entrepreneur

Did you know you can make between $5K-$20K by referring an entrepreneur to SeedInvest? Learn more about our referral program here.

Questions? **Email us**. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Innovega is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Innovega: https://www.seedinvest.com/innovega

Basil Street Cafe, and AppMail are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe, AppMail: https://www.seedinvest.com/appmail

CIRCLE **Obianozo Chukwuma <obi@seedinvest.com>**

New | Basil Street Launches in Denver

1 message

SeedInvest <contactus@seedinvest.com> Wed, Sep 1, 2021 at 5:59 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest Company Updates


BASIL STREET
AUTOMATED PIZZA KITCHEN
LET THE COUNTDOWN TO DELICIOUS BEGIN!

Basil Street expands to Denver

In July, Basil Street Cafe launched one of its proprietary automated pizza kitchens (APKs) at The Celtic Irish pub in Denver, Colorado. **This is Basil Street's first APK in Colorado, illustrating the company's nationwide expansion and push towards launching 50 live APKs in the field by fall 2021.**

Here's how it works:

- The APK is stocked with flash-frozen, par-baked, 10-inch pizzas offered in three varieties (pepperoni, four-cheese, and supreme) priced between $12 and $15. The APKs can also feature specialty pies, such as a buffalo chicken offering and a breakfast pizza.

- When a customer places an order, a three-element, non-microwave speed oven turns on and finishes the bake.
- Once the pizza has completed cooking, customers can place it in a quick-fold box, which also comes with a plastic pizza cutter wheel.

“I came away wishing an APK was around during my days as an undergrad,” wrote The Know of the Denver Post. “I’d have chosen it over a frozen DiGiorno or Little Caesars for sure.”

Basil Street currently has additional APK's in the field in Texas and California.

LEARN MORE

Investor Perks

Learn about Basil Street's perks such as free pizza's, t-shirts, and more here.

Questions? Email us. We're happy to help.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor

perks before making an investment.

The individuals above were not compensated in exchange for their testimonials. In addition, their testimonials should not be construed as and/or considered investment advice.

Basil Street Cafe is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

Basil Street | Why Frozen Vs. Fresh

1 message

SeedInvest <contactus@seedinvest.com> Wed, Sep 1, 2021 at 5:59 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest Accepting Reservations


customerservice@eatbasilstreet.com
BASIL STREET
www.basilstreetpizza.com

Learn why Basil Street uses flash-frozen technology for its pizzas

Basil Street is the developer of robotic automated pizza kitchens (APK) that provide customers delicious, convenient, and affordable pizza in about three minutes. Instead of fresh pizzas, the company utilizes pizzas that are flash-frozen and stored to ensure customer safety and boost business scalability.

Here are a few reasons why Basil Street uses frozen pizzas:

- **Increased Shelf Life** | Research studies demonstrate that frozen food is nutritionally similar to fresh food, and has a dramatically longer shelf life.
- **Nutrient Retention** | Frozen foods retain similar nutrient levels to fresh foods long after almost all the nutrients have degraded in fresh foods.

- **Decreased Risk of Foodborne Illness** | A study conducted by the OSU Food and Agriculture Science Center demonstrated that storing products at freezing temperatures could significantly reduce the risk of foodborne pathogen growth. Additionally, fresh food deteriorates more rapidly, making fresh food more susceptible to bacteria growth.

LEARN MORE

Questions? **Email us**. We're happy to help.

Basil Street Cafe is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe

member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

Following Up from Basil Street's Kick-Off Webinar

1 message

SeedInvest <contactus@seedinvest.com> Wed, Sep 1, 2021 at 5:59 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest Accepting Reservations

Hi Obi,

Thank you for your interest in Basil Street's kick-off investor webinar. If you were not able to make it or still have outstanding questions, feel free to ask them to management via the discussion board here. To reserve shares or learn more about the company, click on the link below.

RESERVE SHARES

Questions about the process? Email us. We're happy to help.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Basil Street Cafe is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe

CIRCLE **Obianozo Chukwuma <obi@seedinvest.com>**

RSVP | Basil Street's Kick-Off Investor Webinar

1 message

SeedInvest <contactus@seedinvest.com> Wed, Sep 1, 2021 at 6:00 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest Upcoming Webinar




PIZZA
PIZZA
PIZZA
BASIL STREET

Basil Street's First Webinar | Wednesday, August 4th at 4pm ET

Join Basil Street's CEO & Chairman Deglin Kenealy for an investor webinar Wednesday, August 4th at 4pm ET, for the opportunity to hear him discuss the company and answer questions from the crowd.

Basil Street is the maker of robotic, automated pizza kitchens that provide customers delicious, convenient, and affordable pizza in about three minutes.

REGISTER

Upcoming Monthly Reg A+ Webinar

Can't make it on Wednesday? Join us for our monthly Reg A+ webinar this Thursday, August, 5th at 4pm ET, featuring six companies currently raising on our platform. This is a great opportunity to not only learn more about our Reg A+ companies, but also ask questions in real-time directly to management. Register here.

Questions? Email us. We're happy to help.

Basil Street Cafe is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe

CIRCLE **Obianozo Chukwuma <obi@seedinvest.com>**

New FoodTech Deal | Basil Street's Automated Pizza Kitchens

1 message

SeedInvest <deals@seedinvest.com> Wed, Sep 1, 2021 at 6:00 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest

Now Accepting Reservations


PIZZA
PIZZA
SELECT YOUR 10" PIZZA
Order
Pickup
BASIL STREET

Basil Street | Automatic pizza kitchens

Basil Street has developed a robotic automated pizza kitchen (APK) to provide customers delicious, convenient, and affordable pizza. Its patented technology is aiming to scale and disrupt the global pizza market through its convenient, kiosk approach.

Highlights include:

- The company has already completed an initial pilot program for its Automated Pizza Kitchens (APKs), serving real customers delicious pizza in multiple locations across the U.S. - Basil Street has purchase orders for 50 APKs targeting deployment in the field by fall 2021
- IP includes one granted and one pending patent covering food product storage and vending kiosk
- Investors include the former CEO of Sleep Number plus the founder and CEO of TRX Training
- Team has more than 50 years of combined experience in self-serve kiosks, pizza making, and Silicon Valley finance

RESERVE SHARES

Upcoming Webinar

Join Deglin Kenealy, CEO and Chairman of Basil Street, for the company's kick-off investor webinar next Wednesday, August 4th at 4pm ET, for the opportunity to hear him discuss the company and answer questions from the crowd. **Register here.**

Be sure to click the "Follow" button on any company's profile page that you are interested in. This will ensure you receive business updates, campaign reminders, and webinar alerts during the campaign going forward.

Questions? **Email us**. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving emails about new deal launches, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Basil Street Cafe is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

SeedInvest's Weekly Highlights: Waycare Is Acquired & More

1 message

SeedInvest <contactus@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

Wed, Sep 1, 2021 at 6:01 PM

seedinvest

Top 5 Weekly Highlights

SeedInvest's Weekly Highlights is a roundup of a selection of 5 deal updates, key milestones, portfolio company news, and more from the prior week.


boatsetter
PIZZA

1. Waycare, a SeedInvest portfolio company and traffic management startup, was acquired for $61M by Rekor Systems, a Nasdaq listed company (REKR). Learn more.

2. Gryphon was recently ranked #1 in MSN's list of Best Parental Control Routers for 2021. The company also announced its campaign end date - Friday, September 10th. Learn more.
3. Basil Street, a developer of robotic automated pizza kitchens (APK), highlighted why it's using flash-frozen (vs fresh) pizzas to ensure customer safety and boost business scalability. Learn more.
4. Boatsetter, a peer-to-peer boat rental marketplace and SeedInvest portfolio company, was recognized by Fast Company as one of the Top 100 Best Workplaces for Innovators. Learn more.
5. Perfitly, a SeedInvest portfolio company and AI-powered virtual fitting room solution, just announced its partnership with Otero Menswear, a men's fashion lifestyle apparel brand. Learn more.

Refer an Entrepreneur

Did you know you can make between $5K-$20K by referring an entrepreneur to SeedInvest? Learn more about our referral program here.

Check out our browse offerings page to learn more about all our live deals.

Questions? Email us. We're happy to help.

to stop receiving weekly highlight emails, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Gryphon is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Gryphon: https://www.seedinvest.com/gryphon

Basil Street Cafe is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

New Deal Updates from Gryphon, AppMail, & More

1 message

SeedInvest <deals@seedinvest.com> Wed, Sep 1, 2021 at 6:01 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest

Deal Updates

Hi Obi,

In case you missed it, here's a roundup of recently announced deal updates. Click the links below to learn more. Additionally, be sure to click the "Follow" button on any company's profile page that you are interested in. Read more here.

- **Gryphon** recently signed an agreement with Best Buy Canada, marking the company's entrance to the Canadian market. The campaign has surpassed $4.5M raised and is closing soon.
- **AppMail** added a new video to its SeedInvest profile that highlights Priceline's co-founder Jeff Hoffman, a shareholder and advisor to the company.
- **Innovega** announced two new patent applications to expand its IP portfolio.
- **Death & Co** announced an 81% average MoM growth rate at its East Village location in New York City.
- **Basil Street** recently expanded to Colorado, launching one of its proprietary automated pizza kitchens (APKs) in Denver.
- **American Flag Football League** surpassed $200K in investments since launching last week.

Browse all our deals. Learn more about all our investment opportunities.

You are receiving this because you are part of the SeedInvest community. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Basil Street Cafe, AppMail, and Death & Co are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe, AppMail: https://www.seedinvest.com/appmail, Death & Co: https://www.seedinvest.com/death.co

Innovega, and Gryphon are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Innovega: https://www.seedinvest.com/innovega, Gryphon: https://www.seedinvest.com/gryphon

AFFL Associates, Inc. is offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at AFFL Associates, Inc.: https://www.seedinvest.com/affl

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

New Deal Updates from Matcherino, Death & Co, & More

1 message

SeedInvest <contactus@seedinvest.com> Wed, Sep 1, 2021 at 6:02 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest

Deal Updates

Hi Obi,

In case you missed it, here's a roundup of recently announced deal updates. Click the links below to learn more. Additionally, be sure to click the "Follow" button on any company's profile page that you are interested in. Read more here.

- **Matcherino** highlighted its campaign video that illustrates how the company uses its proprietary tech to successfully scale and monetize esports events
- **Gryphon** launched its newest product - Gryphon AX, which is the most powerful Gryphon yet and is more than 40% faster
- **Future Acres** commented on John Deere's recent acquisition of Bear Flag Robotics for $250M
- **Innovega's** CEO responded to Facebook's announcement of its smart glasses product release - the campaign also recently surpassed $2.5M in investments
- **Death & Co** reported 81% MoM average revenue growth for H1 2021 in its New York location (unaudited)
- **Basil Street** explained why it's using flash-frozen (vs fresh) pizzas to ensure customer safety and boost business scalability - the campaign surpassed $500K in reservations
- **Appmail** surpassed $600K in reservations

Browse all our deals. Learn more about all our investment opportunities.

You are receiving this because you are part of the SeedInvest community. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Basil Street Cafe, Death & Co, and AppMail are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe, Death & Co: https://www.seedinvest.com/death.co, AppMail: https://www.seedinvest.com/appmail

Gryphon, Innovega, and Future Acres are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Gryphon: https://www.seedinvest.com/gryphon, Innovega: https://www.seedinvest.com/innovega, Future Acres: https://www.seedinvest.com/future.acres

Matcherino, Inc is offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at Matcherino, Inc: https://www.seedinvest.com/matcherino

CIRCLE **Obianozo Chukwuma <obi@seedinvest.com>**

RSVP | Reg A+ Webinar This Thursday

1 message

SeedInvest <contactus@seedinvest.com> Wed, Sep 1, 2021 at 6:07 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest Reg A+ Upcoming Webinar


PIZZA
Order
Pickup

Reg A+ Webinar I Thursday, August 5th at 4pm ET

Join us for a Reg A+ Webinar **this Thursday, August 5th at 4pm ET** featuring six companies. This is a great opportunity to not only learn more about our Reg A+ companies, but also ask questions in real-time directly to management.

We're excited to announce the companies presenting:

- **Basil Street** I Robotic automated pizza kitchens
- **Gryphon** I Cloud managed network protection with machine learning to keep families and businesses safe
- **Appmail** I Email solution enabling users to browse, select, and make purchases without leaving their inbox

- **Innovega** I Smart contact lenses and glasses that deliver high-performance AR/VR experiences
- **Future Acres** I Autonomous farm tools of tomorrow
- **Death & Co** I Integrated hospitality group creating unique cocktail experiences across the U.S

REGISTER

Basil Street's Kick-Off Webinar

Can't make it on Thursday but want to hear from our newest Reg A+? Join Basil Street's CEO & Chairman Deglin Kenealy for an investor webinar **tomorrow, Wednesday, August 4th at 4pm ET**, for the opportunity to hear him discuss the company and answer questions from the crowd. Register here.

Questions? Email Us. We're happy to help.

Basil Street Cafe, AppMail, and Death & Co are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will

be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe, AppMail: https://www.seedinvest.com/appmail, Death & Co: https://www.seedinvest.com/death.co

Gryphon, Innovega, and Future Acres are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Gryphon: https://www.seedinvest.com/gryphon, Innovega: https://www.seedinvest.com/innovega, Future Acres: https://www.seedinvest.com/future.acres

CIRCLE

Obianozo Chukwuma <obi@seedinvest.com>

Following Up | Reg A+ Webinar

1 message

SeedInvest <contactus@seedinvest.com> Wed, Sep 1, 2021 at 6:07 PM
Reply-To: contactus@seedinvest.com
To: obi@seedinvest.com

seedinvest Reg A+ Webinar

Hi Obi,

Thanks for your interest in SeedInvest's August Reg A+ webinar. If you were not able to make it or still have questions for the companies that presented, feel free to ask questions to the companies on their discussion boards via the links below.

- **Basil Street** | Robotic automated pizza kitchens
- **Gryphon** | Cloud managed network protection with machine learning to keep families and businesses safe
- **Appmail** | Email solution enabling users to browse, select, and make purchases without leaving their inbox
- **Innovega** | Smart contact lenses and glasses that deliver high-performance AR/VR experiences
- **Future Acres** | Autonomous farm tools of tomorrow

Questions? Email Us. We're happy to help.

You are receiving this because you are a registered user on SeedInvest. If you would like to stop receiving invitations to events, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Innovega, Gryphon, and Future Acres are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Innovega: https://www.seedinvest.com/innovega, Gryphon: https://www.seedinvest.com/gryphon, Future Acres: https://www.seedinvest.com/future.acres

Basil Street Cafe, and AppMail are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Basil Street Cafe: https://www.seedinvest.com/basil.street.cafe, AppMail: https://www.seedinvest.com/appmail

This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.


BASIL STREET
CREATOR OF
THE AUTOMATED
PIZZA KITCHEN
AUTOMATED PIZZA KITCHEN

Basil Street Cafe

Robotic automated pizza kitchens

Follow

$603,500 Amount Reserved | $2.82 Share Price | $40,000,000 Pre-Money valuation

RESERVE YOUR SPOT IN BASIL STREET CAFE

By making a reservation, you are requesting a spot to invest in Basil Street Cafe's upcoming offering. A reservation is non-binding and you may change the amount at any time.

Website: https://www.basilstreetpizza.com

Share:


Disclaimer

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERM WHETHER THERE MAY [...] EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UN REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFER MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS F AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFE IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF PRELIMINARY OFFERING CIRCULAR THAT IS PART [...]

Basil Street Café, Inc
650485 1835
2100 Geng Road Palo Alto 94303
OR AT https://www.sec.gov/edgar/browse/?CIK=1804195

THIS PRESENTATION MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSIN PLAN AND STRATEGY, AND ITS INDUSTRY. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS BASED INFORMAT CURRENTLY AVAILA[...]ES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY. INVEST ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS AS THEY CONTAIN HYPOTHETICAL ILLUSTRATIONS MATHEMATICAL PR[...]NT FOR ILLUSTRATIVE PURPOSES, AND THEY DO NOT REPRESENT GUARANTEES OF FUTURE RESULTS, LEVELS OF ACTI PERFORMANCE, OR ACHIEVEMENTS, ALL OF WHICH CANNOT BE MADE. MOREOVER, NO PERSON NOR ANY OTHER PERSON OR ENTITY ASSUMES RESPONSIBI FOR THE ACCURACY AND COMPLETENESS OF FORWARD-LOOKING STATEMENTS, AND IS UNDER NO DUTY TO UPDATE ANY SUCH STATEMENTS TO CONFORM T TO ACTUAL RESULTS.

DOWNLOAD

Basil Street Cafe is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A copy of the Preliminary Offering Circular that forms a part of the Offering Statement may be obtained both here and below.

Company Highlights

- Completed an initial pilot program for its Automated Pizza Kitchens (APKs), serving real customers delicious pizza in multiple locations across the U.S.
- 75% of Basil Street's customer survey respondents say they are likely to return again
- IP includes one granted and one pending patent covering food product storage and vending kiosk
- Purchase orders for 50 APKs targeting deployment in the field by fall 2021
- Team has more than 50 years of combined experience in self-serve kiosks, pizza making, and Silicon Valley finance; investors include the former CEO of Sleep Number and the founder and CEO of TRX Training

Fundraise Highlights

- Total Round Size: US $20,000,000
- Raise Description: Series B
- Minimum Investment: US $998 per investor
- Security Type: Preferred Equity
- Pre-Money valuation : US $40,000,000

Basil Street has developed a robotic Automated Pizza Kitchen (APK) to provide customers delicious, convenient, and affordable pizza in about three minutes. Our patented technology is designed to scale and disrupt the global pizza market.

MARKET NEED:

Everyone loves pizza, and everyone loves quality, convenience, speed, and friendly prices. Basil Street marries all the things people love in 22-square feet of advanced, robotic technology to provide high-quality, brick-oven style pizza at the touch of a button.

APK SOLUTION:

Basil Street's Automated Pizza Kitchen (APK) uses patented technology that gives customers a piping hot, delicious, 10-inch, Italian-style pizza that cooks in about 3-minutes. With our robotics technology, we are able to reduce labor costs and create a low-cost, scalable business model.

Our seasoned team has decades of experience in not only designing, manufacturing, deploying, and scaling automated kiosks, but also in pizza making, menu development, and specialty retail. Basil Street is a story of delicious, convenient pizza and advanced robotics designed to scale throughout the US and abroad. We believe this is a once-in-a-lifetime investment opportunity. Basil Street is in discussions with some of the world's largest food companies and distributors to provide hot, delicious pizza to hungry customers around the globe. We plan to announce our future partnerships and location placement successes throughout our fundraise, as they are finalized. Now is the time to get your "slice of the pie!"

TRACTION:

We aren't just a concept. Basil Street has live APK's in the field with real customers buying our brick-oven pizza, providing us feedback, and testing our pilot units. We've learned so much and there is no replacement for real-world experience. We plan to have 50 APK's in the field this fall, and, depending on fundraising success, we expect to have up to 100 APK's in universities, amusement parks, casinos, hospitals, airports, military bases, manufacturing facilities, movie theaters, and many other locations by year-end 2021.

Gallery




Basil Street The Future of Pizza

Public Overview Video.

The Team

Founders and Officers



Deglin Kenealy
CHAIRMAN AND CEO

A 25+ year, Silicon Valley financial executive, Deglin has a master's degree from Stanford University's Graduate School of Business and has had a long, prominent role in Financial Services. As a founder of Fisher Investments Private Client Group, he grew the firm from $1.0 billion in Assets Under Management (AUM) with $10 million in recurring revenue to a firm that had over $20.0 billion in AUM and over $180 million in recurring revenue during his ten-year tenure. Deglin later served as CEO of Osborne Partners Capital Management. He has worked full-time and then some every week on behalf of Basil Street since July 2016.



Jeff Klemp

COO

Jeff represents more than 25 years of specialty retail expertise, with past leadership roles in store operations, supply-chain, manufacturing, engineering, procurement, and quality control for Fortune 500 and startup companies. He was the Sr. Vice President of Operations and led new store openings, kiosk deployments, field and supply chain operations for a multibillion-dollar specialty retail company. He was responsible for the fulfillment and store operations of over 3,800 specialty retail stores with more than 35,000 associates. Jeff is currently the Chief Operations Officer for Commercial Automation, LLC.



Roberto Villani

VP OF INNOVATION

Roberto is the founder of Basil Street and is a serial entrepreneur who has led many ventures. Most recently he was CEO of California Food Company, a specialty frozen pizza company, which launched the idea for and created Basil Street. Roberto's passion and vision to make the company thrive is a constant boost to the team. His drive always keeps Basil Street competitive and innovative. He has worked full-time on behalf of Basil Street since July 2016.

Term Sheet

Fundraising Description

Round type:	Series B
Round size:	US $20,000,000
Minimum investment:	US $998

Key Terms

Security Type:	Preferred Equity
Share price:	US $2.82
Pre-Money valuation:	US $40,000,000

Use of Proceeds

If Minimum Amount Is Raised


Product Development ...
Hiring/Payroll
Operating Expenses
Other

If Maximum Amount Is Raised


Product Development ...
Hiring/Payroll
Operating Expenses
Other

Investor Perks

- Invest $2,500 and receive a "my slice of the pie" t-shirt and 10 free pizzas.
- Invest $5,000 and receive the above, plus another 20 pizzas.
- Invest $10,000 and receive the above, plus an annual voice call with management and another 50 pizzas.
- Invest $25,000 and receive the above, plus spend the day with a brand ambassador interacting with active APKs in the field.
- Invest $100,000 and receive the above, plus the opportunity to meet with management at our APK manufacturing plant.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Please note that due to share price calculations, some final investment amounts may be rounded down to the nearest whole share - these will still qualify for the designated perk tier. Additionally, investors must complete the online process and receive an initial email confirmation by the deadline stated above in order to be eligible for perks.

Prior Rounds

The graph below illustrates the valuation cap or the pre-money valuation of Basil Street Cafe's prior rounds by year.


$45000000
$40000000
$35000000
$30000000
$25000000
$20000000
$15000000
$10000000
$5000000
Seed (Convertible)
Other Series A-1 and A-2 (Preferred)
Other Series A-3 (Preferred)
Current Series B (Preferred)

This chart does not represent guarantees of future valuation growth and/or declines.

Seed

Round Size	US $3,500,000
Closed Date	Oct 24, 2018
Security Type	Convertible Note

Series A-1 and A-2

Round Size	US $6,782,186
Closed Date	Feb 7, 2020
Security Type	Preferred Equity
Pre-Money valuation	US $10,717,814

Series A-3

Round Size	US $2,215,822
Closed Date	Jan 13, 2021
Security Type	Preferred Equity
Pre-Money valuation	US $23,275,000

Market Landscape


$60 000 000 000
$50 000 000 000
$40 000 000 000
$30 000 000 000
$20 000 000 000
$10 000 000 000
$0
2020
2021

The worldwide pizza market increase by over 10% in 2021.

The worldwide pizza market was $132.3B in 2020, and the kiosk market is expected to be $9B by 2030.

About 1 in 8 Americans eat pizza on a typical day, and the average American is going to eat 46 pizzas over the course of the next 12 months.

The increasing need for contact-free concepts and robot delivery models are being tested around the country, presenting an opportunity in the market.

Although there are competitors such as Pizzaforno, Pizza ATM, and Piestro, what makes Basil Street unique is the fact that we have units in the field already being used. Moreover, we believe we are the first company in this space to be UL/NSF certified, which is required in order to be able to place APKs in most locations.

Our kiosks provide restaurant-quality pizza in about 3 minutes. We use only the finest ingredients including vine-ripened tomatoes, 100% fresh mozzarella, and real olive oil. In addition, we are continually updating our menu to include new artisan pizza flavors including our very popular breakfast pizza and buffalo chicken pizza.

Our company has been built by the top professionals in the business, who have over 50 years of proven experience growing and scaling automated kiosk, food and retail, funding, supply chain and operations, marketing, and IT businesses. In addition, our top-notch engineering team designs our APKs in-house, which allows us to easily plan for future modifications.

Unlike competitors, we believe our business is more scalable because our APKs are built domestically to be the highest quality, to be rapidly deployable, and to minimize costs. We are in discussions with Celestica and Prepango for exclusive partnerships. In addition, our pizzas are flash-frozen, which allows us to offer a premium product at an affordable price with less waste.

Risks and Disclosures

The COVID-19 pandemic may materially and adversely affect our business and operations. The impact on our business from the outbreak of the COVID-19 coronavirus is unknown at this time and difficult to predict. While vaccines are currently being administered in the United States and other countries throughout the world, at the current time the federal government and local states have instituted restrictions which could adversely affect the Company's operations. The impact of COVID-19 has also created global supply chain challenges. These challenges create risk in the timing of delivery of kiosks and products. As outbreaks happen in certain areas of the supply chain it will create delays. Having redundancies in these areas to minimize timeline creep is not cost effective.Additionally, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. Other potential adverse effects of COVID-19 might include, for example, our ability to meet projected goals through the continued availability of our workforce; adverse impacts from new laws and regulations affecting our business or increased cyber risks and reliance on technology. infrastructure to support our business and operations, including through remote-work protocols. The specific impact that COVID-19 could have on these risks remains uncertain.

We have a limited operating history and have not yet generated profits. Our entry into the market is relatively recent and we do not have a track record of involvement in the APK niche beyond a limited number of self-serve kiosks in the field at this time. The likelihood of creating a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the growth of a business, its operation in a competitive industry, and the continued development of its technology and products. We anticipate that our operating expenses will increase for the near future, and there is no assurance that we will be profitable in the near future. You should consider the business, operations, and prospects in light of the risks, expenses, and challenges faced as an emerging growth company.

The Company operates in a highly competitive market. In addition to competition from large well-established competitors in the food-service industry, including pizza franchises, we face competition from an array of food delivery concepts and aggregators delivering for quick service, using new delivery technologies or delivering for competitors who previously did not have delivery capabilities, some of which may have more effective marketing. The emergence or growth of competitors, in the pizza category or in the food service industry generally, could negatively impact demand for our APKs and future sales. As a result, our sales may be directly and negatively impacted by actions of our competitors, the emergence or growth of new competitors, consumer sentiment or other factors outside our control.

Food safety and quality concerns may negatively impact our business and profitability. Incidents or reports of food-or water-borne illness or other food safety issues, investigations or other actions by food safety regulators, food contamination or tampering, employee hygiene and cleanliness failures, improper employee conduct, or presence of communicable disease at our facilities or those of our suppliers could lead to product liability or other claims. If we were to experience any such incidents or reports, our brand and reputation could be negatively impacted. This could result in a significant decrease in customer traffic and could negatively impact our revenues and profits. Similar incidents or reports could likewise create negative publicity, which could negatively impact consumer behavior towards us. We rely on our suppliers to provide quality ingredients, provide proper storage of our products, and to comply with applicable laws and industry standards. A failure of one of our suppliers to meet our quality or storage standards, or meet food industry standards, could result in a disruption in our supply chain and negatively impact our brand and our results.

Changes in privacy or data protection laws could adversely affect our ability to generate revenue. We expect to generate a significant portion of our revenue from targeted advertising to customers made possible by software in our APKs that analyzes foot traffic through facial recognition. Any future restrictions in federal, state or foreign laws regarding marketing and solicitation or domestic or international data protection laws that govern these activities could adversely affect the continuing effectiveness of our targeted advertising and could impact the amount and timing of our revenues.

We may not be able to protect our intellectual property. Although we have received the rights to issued patents in the United States, we may not be successful in obtaining issued patents for currently pending technology patent applications in the United States or internationally. Our success will depend on our ability to secure additional patent protection for our core technologies and ability to enforce those patents. The patent applications that are pending may not result in issued patents. Even though the Company has issued patents and pending patent applications, an issued patent may later be narrowed, invalidated or held unenforceable for a variety of reasons. Further, the outsourcing of the manufacture of our APKs may result in the unauthorized use of our intellectual property and trade secrets.

The Company relies on third party service providers. The Company relies on third parties, and in particular on Commercial Automation LLC, a Nevada limited liability company ("Commercial Automation"), to provide a variety of essential business functions. It is possible some of these third parties will fail to perform their services or will no perform them to our expectations, which could have a material adverse impact on the Company.

The auditor included a "going concern" note in its audit report. We may not have enough funds to sustain the business until it becomes profitable. As of December 31, 2020, we sustained a net loss of $3,145,376 and had an accumulated deficit of $9,696,859. Even if we raise funds through this Offering, we may not accurately anticipate how quickly we may use the funds and whether these funds are sufficient to bring the business to profitability.

Our Chief Operating Officer and Chief Technology Officer also own and operate Commercial Automation, which is responsible for the development of the APK and our proprietary oven solution and technology. Jeff Klemp, our COO and a member of our board of directors, is also the COO of, and has a fifty percent ownership interest in, Commercial Automation. John Laspia, our CTO, is also the CTO or, and holds an ownership interest in, Commercial Automation. Commercial Automation was engaged by the Company to develop its APK and while all rights to the APK and the proprietary oven are owned by the Company, Commercial Automation owns the base Kiosk Management Software that the Company licenses for use in each APK. While there is a certain alignment of interests between the Company and Commercial Automation in that Messrs. Klemp and Laspia own equity in both companies, there may be instances in the future when those interests are no longer aligned. In such cases, Messrs, Klemp and Laspia may face a conflict in selecting between the Company and Commercial Automation. As a result, our business and results of operations could be materially adversely affected. We have not formulated a formal policy for the resolution of such conflicts.

The directors and executive officers of the Corporation also serve as directors and/or officers of, and investors in, other companies, and there exists the possibility for such directors and officers to be in a position of conflict. Certain of the officers and directors of the Company are and may in the future become involved in other business activities and opportunities. If a specific business opportunity becomes available, such person(s) may face a conflict in selecting between the Company and his or her other business interests. If such a conflict arises, our business and results of operations could be adversely affected.

****Please refer to Preliminary Offering Circular for full list of Risk Factors***

General Risks and Disclosures

Start-up investing is risky. Investing in startups is very risky, highly speculative, and should not be made by anyone who cannot afford to lose their entire investment. Unlike an investment in a mature business where there is a track record of revenue and income, the success of a startup or early-stage venture often relies on the development of a new product or service that may or may not find a market. Before investing, you should carefully consider the specific risks and disclosures related to both this offering type and the company which can be found in this company profile and the documents in the data room below.

Your shares are not easily transferable. You should not plan on being able to readily transfer and/or resell your security. Currently there is no market or liquidity for theseshares and the company does not have any plans to list these shares on an exchange or other secondary market. At some point the company may choose to do so, but until then you should plan to hold your investment for a significant period of time before a "liquidation event" occurs. A "liquidation event" is when the company either lists their shares on an exchange, is acquired, or goes bankrupt.

The Company may not pay dividends for the foreseeable future. Unless otherwise specified in the offering documents and subject to state law, you are not entitled to receive any dividends on your interest in the Company. Accordingly, any potential investor who anticipates the need for current dividends or income from an investment should not purchase any of the securities offered on the Site.

Valuation and capitalization. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment. In addition, there may be additional classes of equity with rights that are superior to the class of equity being sold.

You may only receive limited disclosure. While the company must disclose certain information, since the company is at an early-stage they may only be able to provide limited information about its business plan and operations because it does not have fully developed operations or a long history. The company may also only obligated to file information periodically regarding its business, including financial statements. A publicly listed company, in contrast, is required to file annual and quarterly reports and promptly disclose certain events \u2014 through continuing disclosure that you can use to evaluate the status of your investment.

Investment in personnel. An early-stage investment is also an investment in the entrepreneur or management of the company. Being able to execute on the business plan is often an important factor in whether the business is viable and successful. You should be aware that a portion of your investment may fund the compensation of the company's employees, including its management. You should carefully review any disclosure regarding the company's use of proceeds.

Possibility of fraud. In light of the relative ease with which early-stage companies can raise funds, it may be the case that certain opportunities turn out to be money-losing fraudulent schemes. As with other investments, there is no guarantee that investments will be immune from fraud.

Lack of professional guidance. Many successful companies partially attribute their early success to the guidance of professional early-stage investors (e.g., angel investors and venture capital firms). These investors often negotiate for seats on the company's board of directors and play an important role through their resources, contacts and experience in assisting early-stage companies in executing on their business plans. An early-stage company may not have the benefit of such professional investors.

Basil Street Cafe's Preliminary Offering Circular

The offering circular is the legal document filed with the SEC for a Regulation A offering and provides facts that an investor needs to make an informed investment decision. The offering circular includes an overview of company and company's business, historical financials and capitalization, and key risk factors.

Download Basil Street Cafe's Preliminary Offering Circular here.

Data Room

NAME	LAST MODIFIED	TYPE
Financials (2 files)	Mar 9, 2021	Folder
Fundraising Round (1 file)	Mar 9, 2021	Folder
Miscellaneous (2 files)	Mar 9, 2021	Folder

Basil Street Cafe Deal Updates

August 19

Basil Street picked up press

Basil Street has been picking up press since the company expanded to Denver, Colorado. The company has been featured in multiple publication... Read more

0

August 17

Basil Street expanded to Denver

In July, Basil Street Cafe launched one of its proprietary automated pizza kitchens (APKs) at The Celtic Irish pub in Denver, Colorado. This... Read more

0

August 13

Learn why Basil Street uses flash-frozen technology for its pizzas

Basil Street is the developer of robotic automated pizza kitchens (APK) that provide customers delicious, convenient, and affordable pizza i... Read more

0

Basil Street Cafe - SeedInvest 9/3/21, 8:01 AM

July 27

Basil Street's Kick-Off Investor Webinar | Wednesday, August 4th at 4pm ET

Register here: https://us02web.zoom.us/webinar/register/WN_NYELzdGDThSq4H5Z8_wkMw

0

Join the Conversation

Sign up or log in to join the discussion.

Edward M. · 3 days

Great package with what I see as a huge TAM & SAM. My question is related to the current exit strategy. If the opportunity is so lucrative, why isn't an IPO/SPAC/ Direct Listing discussed and the exit assumption is a 2025 acquisition at an Enterprise Value of ~ $ 693M and Equity Value of $638M? Automated Retail or QSR Automation seems like a massive opportunity even if a global pandemic never started in 2019/2020.

Did you find this comment...

Helpful 0 **Unhelpful** 0

0 **Deglin K. · Team Member** · 3 days

Hi Edward-

Thank you for your interest and the intriguing question. Exits are something that every start-up dreams of and keeps us all going through the trials and tribulations of long days, months, and years with little financial reward.

Basil Street doesn't have a planned exit strategy. At the end of the day, we are a business and will look at each option at the appropriate time. The landscape changes regularly with not only our company but with Covid, market moves, etc.... There are many options that I believe will be available to us based on success and timing. A successful consumer-facing brand has a great deal of IPO appeal. SPAC's are certainly on the table. Because the business should generate a great deal of cash, we could also remain private and write dividend checks to our investors.

My current thinking is that being acquired is the most likely exit opportunity. As we build our brand, control more real estate and become more dominant, it would make sense for a significant industry leader to pick us up to help increase the growth rate and improve operations. Naturally, this is all speculation, but with the opportunities ahead of us, anything is possible.

Thanks again for your interest. I hope to have you as an investor in Basil Street.

0 **Edward M.** · 2 days

Hello Deglin-

Great response. Optionality is such an important concept. I plan to invest and can't wait to see what materializes in the next 5-10 years! Have a great day!

0 **Deglin K. · Team Member** · 2 days

Thank you, Edward. I appreciate your enthusiasm and support.

Edward M. · 3 days

Great package with what I see as a huge TAM & SAM. My question is related to the current exit strategy. If the opportunity is so lucrative, why isn't an IPO/SPAC/ Direct Listing discussed and the exit assumption is a 2025 acquisition at an Enterprise Value of ~ $ 693M and Equity Value of $638M. Automated Retail or QSR Automation seems like a massive opportunity even if a global pandemic never started in 2019/2020.

Did you find this comment...

Helpful 0 **Unhelpful** 0

0

Deglin K. · Team Member · 3 days

Hi Edward-
Thank you for your interest and the intriguing question. Exits are something that every start-up dreams of and keeps us all going through the trials and tribulations of long days, months, and years with little financial reward.
Basil Street doesn't have a planned exit strategy. At the end of the day, we are a business and will look at each option at the appropriate time. The landscape changes regularly with not only our company but with Covid, market moves, etc.... There are many options that I believe will be available to us based on success and timing. A successful consumer-facing brand has a great deal of IPO appeal. SPAC's are certainly on the table. Because the business should generate a great deal of cash, we could also remain private and write dividend checks to our investors.
My current thinking is that being acquired is the most likely exit opportunity. As we build our brand, control more real estate and become more dominant, it would make sense for a significant industry leader to pick us up to help increase the growth rate and improve operations. Naturally, this is all speculation, but with the opportunities ahead of us, anything is possible.
Thanks again for your interest. I hope to have you as an investor in Basil Street.

Calvin E. · 9 days

Where can we find a locator? I'd love to actually try the product out.

Did you find this comment...

Helpful 0 **Unhelpful** 0

Deglin K. · Team Member · 8 days

0

Hi Calvin,
Our Automated Pizza Kitchens (APK's) currently available to the public are in Denver, Colorado, Austin, Texas, and Canton, Texas. Please follow Basil Street on SeedInvest so you can receive the announcement of new locations! I appreciate your interest.
Deglin

View More Posts ↓

Frequently Asked Questions

About Reg A Offerings

What does it mean that the SEC has qualified this offering?

"The SEC has qualified this offering" means the SEC has permitted Basil Street Cafe to offer for sale the securities described in the Offering Circular to investors such as you. The SEC is not judging the merits, accuracy, or completeness of the offering and information in the Offering Circular.

Making an Investment in Basil Street Cafe

How does investing work?
When you complete your investment on SeedInvest, your money will be transferred to an escrow account where an independent escrow agent will watch over your investment until it is accepted by Basil Street Cafe. Once Basil Street Cafe accepts your investment, and certain regulatory procedures are completed, your money will be transferred from the escrow account to Basil Street Cafe in exchange for your securities. At that point, you will be a proud owner in Basil Street Cafe.

What is the difference between preferred equity and a convertible note?
Preferred equity is usually issued to outside investors and carries rights and conditions that are different from that of common stock. For example, preferred equity may include rights that prevent or minimize the effects of dilution or grants special privileges in situations when the company is sold.
A *convertible note* is a unique form of debt that converts into equity, usually in conjunction with a future financing round. The investor effectively loans money to a startup with the expectation that they will receive equity in the company in the future at a discounted price per share when the company raises its next round of financing.
To learn more about startup investment types check out "How to Choose a Startup Investment" in our academy.

What will I need to complete my investment?
To make an investment, you will need the following information readily available:

1. Personal information such as your current address and phone number
2. Employment and employer information

2. Employment and employer information
3. Net worth and income information
4. Social Security Number or passport
5. ABA bank routing number and checking account number (typically found on a personal check or bank statement)

What if I change my mind about investing?
Until a closing occurs, you may cancel your investment at any time, for any reason. You will receive an email when the closing occurs and your securities have been issued. If you have already funded your investment and your funds are in escrow, your funds will be promptly refunded to you upon cancellation. To cancel your investment, please go to your portfolio page by clicking your profile icon in the top right corner.

After My Investment

How can I sell my securities in the future?
Currently there is no market or liquidity for these securities. Right now Basil Street Cafe does not plan to list these securities on a national exchange or another secondary market. At some point Basil Street Cafe may choose to do so, but until then you should plan to hold your investment for a significant period of time before a "liquidation event" occurs. A "liquidation event" is when Basil Street Cafe either lists their securities on an exchange, is acquired, or goes bankrupt.

How do I keep track of this investment?
You can return to SeedInvest at any time to view your portfolio of investments and obtain a summary statement.

Other General Questions

What is this page about?
This is Basil Street Cafe's fundraising profile page, where you can find information that may be helpful for you to make an investment decision in their company. The information on this page includes the company overview, team bios, and the risks and disclosures related to this investment opportunity. You will also find a copy of the Basil Street Cafe's Offering Circular, which has been qualified by the SEC. The Offering Circular includes important details about Basil Street Cafe's fundraise that you should review before investing.

What are the risks of this investment?
This investment is highly speculative and should not be made by anyone who cannot afford to risk the entire investment amount. In addition to these risks, you should carefully consider the specific information and risks disclosed in Basil Street Cafe's profile and Offering Circular.

Browse Investments

COMPANY	HOW IT WORKS	LEARN	JOIN	LEGAL
About Us	Invest	Equity Crowdfunding	Investors	Terms of Use
Meet The Team	Raise	Academy	Entrepreneurs	Privacy Policy
Case Studies	Regulation A	Blog		Cookie Notice
Press & Media Kit				Legal Documents
FAQs				

Obi:

Hi, everyone. Thank you for joining. We're just going to allow a few minutes here to allow some people to join.

Obi:

Good afternoon, everyone. My name is Obi Chukwuma, and I'm a member of the venture growth team here at SeedInvest. I'm excited to have Deglin Kenealy, the CEO and chairman of Basil Street here with us today for their kickoff investor webinar. Deglin will be giving a 15 to 20-minute investor presentation, which will be followed by an audience Q&A. If you have a question that you would like Deglin to answer during the Q&A portion of the webinar, just type it into the Q&A box at the bottom of your screen. And if we don't get to your question during today's webinar, be sure to post it to the discussion board on Basil Street's SeedInvest profile. A quick introduction before we get started here. Basil Street's the creator of robotic Automated Pizza Kitchens, and the company has already surpassed 400k in reservations since launching on our platform a week ago. Deglin, I'll let you take it away.

Deglin Kenealy:

Great. Thank you, Obi. I appreciate the time and for everybody showing up here today. Can everybody see my screen, Obi? The screen's coming through okay?

Obi:

Yep, looks great.

Deglin Kenealy:

Perfect, okay. Excellent. On my end, it seems to have done something different. Now you're seeing my Automated Pizza Kitchen there?

Obi:

Yes.

Deglin Kenealy:

Great, excellent. Well, thank you everyone for taking the time to show up and learn more about Basil Street Cafe, the creator of the Automated Pizza Kitchen. We are thrilled to be participating with SeedInvest in this crowdfunding event, and are really looking forward to engaging with our investors and customers in what is a new and very exciting format for us to be in. At this point, we have only raised money from friends and family, and we've worked hard to make certain that we are staying with the consumer focus in terms of what we're looking to do and who we want to participate in our raise.

Deglin Kenealy:

So with that being said, I will try and keep this on the lower end of 15 minutes in order to give more time for questions and answers, because I want to make certain that I get to as many people as possible. So anyway, with that, we'll go ahead and get started. The world pizza market is absolutely huge, and one of the great things about doing a startup is you always want to find what is the best path and what's a large market for you to move into. And with the world pizza market being $132 billion, and almost 50 million of that in the United States, when we started on this venture, we believe that this was an industry that was ripe for disruption, that hadn't really changed and evolved much in the last decade or two. So you

see things like 3 billion pizzas being sold every year just in the United States. The average individual eats about 46 pizzas a year.

Deglin Kenealy:

I'm pretty certain that I'm north of that, but I think 83% of consumers eat pizza at least once a month in the United States. So when we looked at this, we thought this was a tremendous market for us to enter. We came into this because we see this as a large and growing market, and by using an Automated Pizza Kitchen as opposed to a traditional restaurant, the financial profile gets better and better. You're able to achieve significantly higher gross margins by using less square footage, less labor, while still being able to give people access to hot, delicious pizza 24 hours a day, 7 days a week, 365 days a year. We believe that this is where the world is headed. As we all likely know, Americans nowadays are really looking for things to be very, very convenient for them.

Deglin Kenealy:

They want something to be fast, but they also want a high-quality product, and we believe our pizza and our Automated Pizza Kitchen accomplishes all of these parameters. We have an absolutely amazing team. From our pizza-making experience to the team that has built and designed our Automated Pizza Kitchen, we have significant business experience in running and operating both food and the technology side, as well as business and financial expertise. We've gone through a process where we have gone and managed through a pilot program, where we've had our units out and in the field dealing in real time with customers who are buying our pizza, who are trying, who are tasting it, who are giving us feedback, who are working with our machine, with our software, et cetera, and we feel like we are ideally positioned right now to begin a full-scale expansion into the marketplace. And by the end of this fall, we should have 50 units in the field with the help of our investors through SeedInvest.

Deglin Kenealy:

We hope to have upwards of 100, and then in 2022 to have somewhere between 500 and 1,000 units in the field. Another key component for us was to make our business scalable. I spent 25 years in financial services, and the most successful investments are the ones that you can scale and scale quickly. So as we went through the process of determining... What do we want Basil Street to look like? How do we want to interact with our customers? What benefits do we want to provide for our investors? We wanted to focus on certainly having an incredible robotic technology that can actually be used across several different platforms. We wanted to have incredible food, where people can come and want to come back for more of our pizza. And also, we wanted to be able to build this out and to build it up quickly. Those combinations allow investors opportunities to participate in something that we feel has significant upside.

Deglin Kenealy:

Now, let me introduce you to the star of the show. This is our Automated Pizza Kitchen. Several components of it are very, very important. If you look, all of our pizzas are made and then flash-frozen. We made this determination in order to have more food safety, to keep the nutrients in our ingredients fresh, and for us to be able to scale this business at a large and fast pace. We developed a vent-less oven, which is very, very important for operating indoors. We don't require a hood or any access to outside air in order for us to be able to operate our unit. This has become particularly important during this COVID era, where customers can actually interact with our unit without ever touching it. They can approach the unit with their phone, scan a QR code, order, and pay directly from their phone.

Deglin Kenealy:

Our customers also take a great deal of comfort in that no one from the time that they order to the time that the pizza comes out from our oven, they actually have had no human interaction beyond their taking it out. And as we all know, during this time, we've all become more concerned about... How does our food get to our table? Who's touching our food, and how does that work? And I think it's really important for us to make certain our customers understand that this is a very, very safe and probably the easiest way to get food that only comes and you're the only one who's actually touching it. We have a screen that allows us to do customized advertising, depending on the market that we are in. We have an opportunity to make certain that if we place an Automated Pizza Kitchen, which we call an APK, in a poor location, unlike in a restaurant where you're stuck and you have a lease and all your equipment there, we can unplug the unit and simply move it to an additional or to a new location.

Deglin Kenealy:

Also, all of our pizzas come in a box with the technology that allows it to come out, and then the customer can fold the box over and take it away with them, whether they want to eat it there or in their office or at home. Probably the most important component of our unit is our oven, and it's one of the things that most proud of. And we really focused on... How do you actually cook every pizza as it should be cooked? And I could talk about this for hours. And if a question comes up and people want to get some more information on that, I'm happy to go through that in more detail.

Deglin Kenealy:

As we built our APK, our goal was to make certain that customers, whether they are at lunch or late-night dinners, or breakfast for that matter, have the opportunity to get an incredibly high-quality pizza that uses premium ingredients and comes out to them very, very quickly so they can get on with their day and they can go and enjoy their pizza. We take any form of electronic payment, whether that's credit cards, Apple Pay, Google Pay, whatever that would be. We do not accept cash within our units. Our customers love the idea of being able to approach the unit, see what their options are, click a button, and three minutes later, begin enjoying their pizza. In terms of where we're looking to place our units, there's kind of three different environments that we expect to have access to with our APKs.

Deglin Kenealy:

One of them would be a closed environment. As an example, right now, we have a couple of units at one of the world's largest defense contractors in Southern California. Now, within there, they are building fighter planes and drones and things of that sort, and no one, unless you have a badge or a pass, can actually get in to order a pizza from these units. So it's only the employees and the factory workers who are actually able to order this pizza. If you take the exact opposite of that, you have it in what we consider it to be an open environment. This would be something like an airport. Now, this is in an airport. The foot traffic is huge. People are coming by all the time, whether it's they want to grab something before they get on the plane, if flights are delayed, whatever it would be, but there's literally hundreds of-

PART 1 OF 4 ENDS [00:11:04]

Deglin Kenealy:

And if flights are delayed, whatever it would be. But there's literally hundreds of thousands of open environment locations where we would look to place our pizzas. And then you have a hybrid

environment. And that would be an example of that would be a hospital.At a hospital you will have friends and family members who are sitting in the lobby waiting for results from their family members who are in the hospital. And at that juncture you're not really looking to leave and go get a meal. And you probably already have the feeling that if you go to the cafeteria that the food may be disappointing, might not be exactly what you would like. So on the other hand, you also have within the hospital you have nurses and you have doctors and janitorial staff and administrators. So you have a combination of regular repeat customers, as well as brand new customers that are coming into the environment.

Deglin Kenealy:

In terms of our go to market strategy, what we really want to make certain is that we're first getting customers to be aware of our unit. So when we go into a brand new market, we go and we'll do advertising, we typically get some press coverage because people are excited about the idea. We develop partnerships and alliances with either distributors or manufacturers who help us and are helping us engage and find new places for us to place our APKs. We'll encourage people and to come and try the pizza for the first time. Because everybody likes the idea, but they all want to know how good is the pizza. And what we find is once we get a customer to try a bite or a slice of the pizza, they're always excited to be coming back for more. You then go through a process of promoting it, offering coupons, getting people also offering new flavors.

Deglin Kenealy:

Instead of just having you have your cheese pizza, pepperoni pizza, you also have the opportunity to create new customers and new enthusiasm coming from people because they've gone and they want to try our breakfast pizza or our barbecue chicken pizza. You then also have the opportunity to do what we would call geo-targeted advertising. Which is allows us to in a certain area surrounding our APK. We have the opportunity to target customers, people who have interest in pizza to say, "Hey, there's an APK nearby would you like to come and try a slice?" Or something of that sort. So with that, I'd like to wrap it up. I'm trying to get as much time as I can for Q&A. But do you want to take some questions and fire them off to me?

Obi:

Awesome. That's a good idea. So thank you so much Deglin again, and a quick reminder that if you have any question, just type them into the Q&A box at the bottom of your screen. First question here. Do you have your NSF and UL listing in place for the unit?

Deglin Kenealy:

Yeah, that's a great question. We are very fortunate and we spent the last gosh, I think it was about three years going through the NSF and UL process. And we are now fully in compliance and have received our stamps for NSF and UL. And for those of you who aren't aware, NSF Is the National Sanitary Foundation. They are charged with making certain that consumer goods, foods, et cetera, that are being served to customers are coming out in a manner that is safe for customers to use or eat or whatever the case would be.

Deglin Kenealy:

UL is Underwriter Laboratories, and they're mostly focused on power and electricity. So in your home you might not be aware of it, but if you open up your refrigerator or your freezer or your oven, you will find a stamp protection probably sticker that says NSF and UL certified. If you look at an extension cord,

see that tag on there and it says UL certified. So yes, we are one of if not the only automated food outlet that has our NSF and UL. There may be others, but I know we are one or one of the only.

Obi:

How is this different than just a new way to deliver a frozen pizza?

Deglin Kenealy:

Sure. Well, I mean the primary part of a frozen pizza if you think about historically how it's been operated, you buy the pizza at a store, you take it home, you put it in your oven, you cook it and then you eat it. This is really an opportunity for someone to get a hot, fast and delicious pizza in three minutes. So really the key component to this is the speed, is the high quality and it's how does the pizza actually get cooked and what does that do for us to be able to provide you what is truly a great tasting and a great mouth experience as you take your first bite.

Obi:

How fresh is the pizza?

Deglin Kenealy:

Well, all the pizzas are made and then immediately flash frozen. The shelf life of the pizzas could be months, but typically we will change the pizzas out at the very least once a week. We anticipate doing that more often as they come through. But the critical component is by having it be flash frozen, you maintain the freshness and the nutrients that are in the pizza and that make it and give it that high quality approach without the risk of food safety, food spoilage, food wastage that happens within a refrigerated environment. So think about for a moment how often you clean or throw away food that is in your refrigerator versus how often you throw something away from your freezer. Because for us it's really important to provide a safe, high quality and nutritious product pizza to our clients, to our customers.

Obi:

What kinds of issues with health departments have you had? I worked with this technology and I've seen several issues with approvals.

Deglin Kenealy:

Sure. No that's a great question. And there are a couple of things that are really important and are different about our unit than some of the other units that have come out and tried it. One, the ventless solution for us is a big deal. Being able to do that helps health departments feel very good about our ability to manage and cook the food. We also don't require any running water, we don't require any drainage. We don't have live cultures that are sitting in the units that can grow bacteria and things of that sort. So our expectation as we go through this process is that the health departments will greatly appreciate the cleanliness, the safety and all of those ideas that we have put in. So we haven't run into any issues that have prevented us from going anywhere at this point. Although every health department that you interact with is different and has different requirements.

Obi:

Who are the customers of the APK machine?

Deglin Kenealy:

Well, at the end of the day the customers are the people who use their credit cards or Apple Pay to go and purchase the pizza. We have other people, we will consider the locations where we're placing them to be our customers as well. But at the end of the day it's the consumer. So think of in our minds it's going to be college students, business travelers, factory workers, hospital workers, first responders, military personnel, people traveling throughout the country and they're in their car. So it can really be really any American would be a customer for us. And when I say any American, obviously we can take this beyond the United States, but just focusing on the US at least in this discussion.

Obi:

What is needed to set up an APK in a new location? Are there power requirements and does it require or need to be in a secure location?

Deglin Kenealy:

Sure. Great question, thank you for asking. We do require 220 power in order to operate the unit. It is currently set up to only be hosted indoors. It does not require any other safety or security beyond that. At some juncture if we wanted to place the unit outside, you do have the ability to enclose it in an environmental package that would increase the size of the unit. You then therefore you will also have a greater likelihood of having security issues if you're placing it outside, as opposed to behind closed doors.

Obi:

Are these APK supposed to be put in areas like malls or kiosk locations or are you planning to sell these machines to pizza store owners?

Deglin Kenealy:

Yeah, it is our plan to... For Basil street within the United States to own and operate the APKs. So we would look to be placing the units with distribution partners and whether that would go into a military base or a university or hospital or mall or whatever it would be. We are looking to own these. We are not expecting to franchise within the United States. We believe we will capture significant economies of scale by having all of our units and maintaining control of them, keeping the quality of the units operable, keeping them clean and operable.

Obi:

One of the risks which you've mentioned are these larger established pizza brands which have greater marketing and distribution bandwidth. Is one of the potential exit strategies for Basil to sell the company to one of these huge industry players or do you prefer to have Basil continue to expand and compete against them?

Deglin Kenealy:

Sure. Well, I think at least initially we are absolutely going to be in competition with all of the large pizza delivery companies. I would be concerned if I have a pizza delivery franchise that is near a university that is actually having our automated pizza kitchen. Because now students can swipe their student ID, wait three minutes, get a high quality pizza for $8.50 or whatever the case is. And then go back to their dorms and study as opposed to waiting a half an hour paying 15 to $20 plus a tip. Another part to think

about within that is as a parent of university students and universities think about is at some juncture the student opens the door to a stranger who's I'm sure just a hardworking person trying to make money. But non-university personnel coming onto campus is a risk that universities worry about. So from our perspective it's really about delivering something to the customers that they can't really get from Domino's or Little Caesars or these other places. We're not in any way, shape or form trying to stop anyone from going to their-

PART 2 OF 4 ENDS [00:22:04]

Deglin Kenealy:

In any way, shape or form, trying to stop anyone from going to their favorite pizzeria for the experience with their family and enjoy it. This is really about high quality, speed, convenience, et cetera. In terms of an exit strategy, when the opportunity presents itself, we will absolutely look at that and that could come from someone acquiring us, it could come through a form of an IPO, it could come from any number of positions. We don't have a plan because we have to see what comes to us first, but I would like all the investors to understand that I am our largest investor within this, and I'm looking to make this successful for our investors, which myself and my family are all included.

Obi:

How many different pizzas are offered in one APK?

Deglin Kenealy:

So currently each APK offers three pizzas at any given time. There are three choices, but we have a menu of pizzas that will range, and we have probably eight or 10 of them at this point, and this is actually a point that I should discuss. We talked about the closed environments before, so if you're at that factory where they're making fighter planes, and you may love pepperoni pizza and you eat pepperoni pizza once a week for six weeks, but you might want something a little different at some point, so one of the things we learned through our pilot program is that in particular in a closed environment, it's very important to rotate your menu to give people additional choices.

Deglin Kenealy:

For example, one of our favorite pizzas in our closed locations is a breakfast pizza that has scrambled eggs and bacon and onion and peppers on it. And it's very, very popular, we don't anticipate putting that in an open location because, for the most part, when people are coming by an open location, they're going to be there once or twice a year, grab the pizza, and having a varied menu there may not be as important, we'll learn more about that as we move forward.

Obi:

Who else is doing this in North America?

Deglin Kenealy:

Well, the only other company that I'm aware of that is actually growing and expanding units, is a company called PizzaForno, and they're based in Toronto. I've heard, although I haven't confirmed that they're looking to move into the US market, I believe they have 20 to 30 units that are out there. There's another company that a few years ago placed a few units, but that hasn't grown. There's a couple of

competitors who are in the developmental stage who've yet to kind of produce units, have customers try the pizza and those sorts of things, so I'm sure there's all kinds of people. The only other one who's close to kind of where we are at this point is the company in Canada.

Obi:

How have you addressed cleaning and maintenance issues into your cost structure?

Deglin Kenealy:

Sure. So as we've gone through this process, one of the points of using the frozen as opposed to refrigerated, is the cleaning requirements are significantly less, A, because the food stays safer, but also you have less spillage and overflow. All of our units have more than 30 sensors in them that let us know various aspects of what is happening with the unit. Obviously, we have a sensor that tells us what's the temperature of our freezer, and we also have one that tells us the temperature of our oven, but we have others that will measure different things timing-wise. One of my favorite ones is evidently when a motor operates in amidst, when it's operating at peak efficiency, it emits a certain pitch that's within this range. And we have sensors that are listening to the pitch of the motors, so that at some juncture, once that, you know, if it goes outside of its normal range, that doesn't mean the APK isn't working, it just means that there's something happening with that particular motor. So you know that the next time you're going to be going out to service that unit, you're going to want to go and replace that motor.

Deglin Kenealy:

So it's very important to be able to keep these units up and operable because that's the biggest advantage of it. They're available 24 hours a day, seven days a week, and you don't want to walk up and see, oh, you know, the machine is down, or whatever the case is. So it's really important. All of our partners, when we have the units, we have what we call kind of a level one strategy, where the group that is fulfilling and filling the pizzas into the unit will be responsible for level one troubleshooting. So if a box gets jammed or something like that, they'll go out and pull it out. If there's a larger problem, then we go, and we include that in our pricing for these groups as we're going out and placing it.

Obi:

How many pizzas are produced per hour?

Deglin Kenealy:

Well, currently right now, it takes about three minutes per pizza, so the most you could get at this juncture would be 20. We are working and have additional units that we're planning on that will be second-generation units, where we will add additional warming drawers and other types of technology to allow us to get more pizza out to people in a more concentrated timeframe.

Obi:

Can you elaborate on the supply chain? Where do the pizzas get made, flash frozen, and how do they eventually end up in the machines?

Deglin Kenealy:

Sure. So currently all of our pizzas are made in Chicago. They are created and then flash-frozen-, they're then sent directly to distribution centers, wherever that would be around the country, to then go to the

last mile group who will actually go in and fill the pizzas into the unit. One of the nice parts of this business is, while it is something that is brand new, we aren't doing something or having to create something that has never been done before. We all know everybody likes pizza, we all know that frozen goods get moved around the United States all day, every day. So a lot of those components are there. What's new and different is about the way we've put this together in the oven that we've created to do something that while the components of it, people have done before, no one's ever quite done what we're doing before.

Obi:

What is the financial arrangement with location partners, a percent of sales or rent fee, et cetera?

Deglin Kenealy:

Yeah, you know, it varies. We have some locations where they just want to have this unit in and put it there as a perk for their employees or for their students, or whatever it would be. There are some locations that they'd like a revenue share of how many pizzas are sold. Others, it's a flat rental fee. We've built all of those components in, but it really varies on location and the reason that people are looking to have this unit.

Obi:

How many pizzas does it hold and how long does it take to refill?

Deglin Kenealy:

It holds 141 pizzas currently and the refill time is somewhere between five, five to eight minutes. We also have a high capacity freezer that takes the temperature very, very quickly from, you know, you open up the door, it's five minutes, obviously the freezer warms up, but it gets it back down to zero degrees in a matter of minutes.

Obi:

Since the unit is on wheels, what protects it from theft?

Deglin Kenealy:

Well, you have locking wheels. You can bolt it to two walls to those locations. It also is quite heavy, so the likelihood of someone taking it in and getting it out and through the doors. You also, at least under most standard doors, you'd have to take components off in order to be able to actually get it through the door. And you also have options of being able to secure it to the wall or a floor or something of that sort.

Obi:

What is the cost or economics of the acquisition and utilization of the unit?

Deglin Kenealy:

Well, we're not selling our units, so we're not looking to go into sell units to these people, or those people. We provide our units and we look to make money by selling pizzas, not by selling our units. So the question seems to be kind of more franchise-oriented, which we are not looking to do. Basil Street absorbs all of the costs of building the units and placing it and that sort of thing, so there's no cost to

someone because we're not actually selling the unit within the United States. We are considering licensing agreements outside of the United States, but we haven't consummated any of those yet.

Obi:

How are the APKs monitored?

Deglin Kenealy:

Oh, they're all monitored remotely, 24 hours a day, seven days a week. We use a cellular monitoring process, which is both more secure and more reliable than wireless. We get regular updates every few minutes on every unit. We have what we call exception-based reporting, which means you have a bunch of green lights, but if there's something that is acting up, you have a yellow light, which means, you know, Hey, this is something we need to look at. A red light would obviously mean there's something wrong with the unit and it needs to be fixed.

Obi:

How big are the pizzas?

Deglin Kenealy:

Pizzas about 10 inches, so it's somewhere between a small and medium-size pizza. I have been known to eat a whole one on my own, although it's better for my waistline if I share it with somebody.

Obi:

What are your revenue projections per unit, per month?

Deglin Kenealy:

On a monthly basis that will depend on a number of factors, how many pizzas do you sell and what is the price that you ultimately sell it for. And we tend to break it down more on an annual basis than on a monthly basis, because you have more variability within there. But, I would expect revenues that are going to be somewhere between 50,000 and 70 to 80,000 on an annual basis for the units. Obviously, if you're in a location where you're selling more pizzas at a higher price, those are going to go up. If you're in a location where you're selling fewer pizzas, that will be lower until you actually go about moving the unit.

Obi:

What is the storage patent innovation idea about?

Deglin Kenealy:

Storage patent innovation? Gosh, I'm not certain what that means.

PART 3 OF 4 ENDS [00:33:04]

Deglin Kenealy:

Gosh, I'm not certain what that means. Our current storage solution is not patented. Our overall unit is patented in terms of the process and how it operates, and we are patent-pending on our oven. But I

don't have a response to you in terms of storage patent, because I'm sorry, I don't understand the question.

Obi:

Can you give us any insight into the sales from your existing units in the field?

Deglin Kenealy:

Yes. The critical component of this is volume and how many people are going by the unit each day. We project that you need roughly 1,000 people to go by the unit each day, in order for you to sell somewhere between 16 and 25 pizzas a day.

Deglin Kenealy:

At locations where we have that flow of people, we are actually getting that kind of volume from those locations. We have some of our units, and this happened in particular with our pilot program, that are significantly smaller in terms of the number of consumers that are coming by in some of these closed locations. We are actually, if we average it out, we would be averaging more pizzas per day than that. But you can't just say because there's only 200 people there if you had five times that amount, you'd sell five times more pizza.

Deglin Kenealy:

But we've been happy with our results. We expect them to increase significantly as we go through. And we're just beginning a marketing program to be able to be reaching out to customers, introducing the pizza, introducing the new flavors, and really engaging with customers like other food operating units do, restaurants or whatever to, to bring more customers back to you.

Obi:

How do you plan on selling the units? Are you going to hire sales reps, or will you focus on food conventions, or directly market to businesses?

Deglin Kenealy:

We won't be selling the units. Again, we're focused on placing our units, not on selling them.

Deglin Kenealy:

So what we've found is currently, and we're in a favorable environment for this, we're finding that there is more demand for our units than what we can fill at the moment. Now you also have to find the right locations to do that. So it's really important that as you're going through this process you are understanding how many customers are walking by, what is the share of wallet you're expecting from the customer, et cetera, et cetera. But to answer that question directly, we aren't looking to sell the units, we are just looking to place them.

Obi:

Why did you choose to stay away from a microwave?

Deglin Kenealy:

My experience, and virtually everybody that I've spoken with, if you microwave your pizza at home, it really kind of ruins the feel of the dough. At least for me, when I would microwave something at home and you take a bite, the dough gets chewy, and it's harder to eat.

Deglin Kenealy:

And it's not really how pizza was designed to be cooked. It's very important to cook your pizza as it should be cooked, and to cook it in a way that actually brings out all of the flavor and melds everything from a crispy crunchy bite, to a warm melt-in-your-mouth cheese, to crispy pepperoni. And microwave just really doesn't do that. The other part is that microwave is also significantly riskier from a consumer perspective when you have it out in the field. So we're really proud of our oven and not using any microwave.

Obi:

How much does it cost to produce an APK?

Deglin Kenealy:

In the long run we expect the units will cost us somewhere in the neighborhood of $45,000. At this juncture our initial units have been closer to $70,000, but we expect those numbers to fall as we are increasing our orders. Our first order was for seven units. So you pay a good deal more when you don't have a steady production.

Deglin Kenealy:

We're also really excited to announce a partnership with one of the world's best contract manufacturers. And there'll be some more information coming out on that as we go through this process, to really build these units and to be able to build them at scale and create as many APKs as we can put out into the field.

Obi:

How often do the machines need to be serviced?

Deglin Kenealy:

They're serviced anytime you have to go and refill it. So we expect that to be at least once a week. Now, that service is mostly just loading the pizzas, wiping the machine down, making certain that it's clean and operable. Obviously at any point that something breaks down, you will need to service it immediately.

Deglin Kenealy:

But we're expecting it to be about once a week. And that service should be very, very short in nature. Once the pizzas are loaded, you're essentially wiping it down and cleaning things out of the freezer. There's not an extensive cleaning process that is required because we're going from fully frozen to fully cooked.

Obi:

Do you have a distributor platform?

Deglin Kenealy:

Well, we have distributor partners. We don't have a fixed platform. There are several of the largest food distributors in the country that we are negotiating with in terms of how we're going to move forward with them. But we don't have one fixed distributor platform.

Obi:

Who owns the APK equipment once installed on private property in a designated location?

Deglin Kenealy:

Basil Street retains ownership of the APKs for the life of the APKs.

Obi:

How are your kitchens different from other automated pizza machines and vendors?

Deglin Kenealy:

Great question. The largest difference, I mean first, because we're fully frozen the entire time that creates one difference. Most of the other groups that are trying to do this are refrigerating their pizza, although their ingredients are still frozen at most points in the food supply chain, and then are just defrosted in their unit or separately.

Deglin Kenealy:

The biggest difference, however, is really our oven. And it's the way that our oven cooks pizzas. And the best way I can describe this for you is I'm going to make an assumption that there are many of you out there on this call who like Brussels sprouts. And when I say that, I'm imagining that you like Brussels sprouts that are roasted and maybe with some olive oil and salt and pepper and onions, and maybe some pancetta in there, and Brussels sprouts are delicious. That's how I enjoy them.

Deglin Kenealy:

For a very long time I didn't like Brussels sprouts. And that's because when I was a kid, I grew up eating Brussels sprouts that were boiled, and they were soggy and mushy. And I was only allowed to put so much butter and salt and pepper on them while I was at the table.

Deglin Kenealy:

And that's really the difference in terms of our oven versus the competing alternatives that are out there. Most of our competitors use only a radiant heat technology that would be somewhat like happens with your toaster at home. Imagine you take your piece of bread and you put it in your toaster and you push the button and the coils come together, and a minute later or two minutes later, your toast pops. And if your toaster is anything like mine, you have the upper corner of the toast is really well done, and maybe a little burned and the exact opposite corner really isn't cooked at all. And it kind of varies side by side.

Deglin Kenealy:

So radiant heat doesn't work all the way through. If you think about how your pizza is cooked when you go to your favorite wood-burning pizza oven or brick-oven-style pizzeria, when they take the pizza, they

actually put it directly onto the floor of the oven that is heated and hot. And the reason they do that is because it cooks and it crisps up the bottom through direct contact with the heat source.

Deglin Kenealy:

You then also have on top of that, a convection-type feel where the heat is coming over from the fire across the dome, and is landing on the pizza and is cooking the top. We take both of those. We also add impinged air into it to help us work through other cooking processes. But it's really about cooking the pizza as it should be cooked. And further, every pizza should actually be cooked differently.

Deglin Kenealy:

A cheese pizza should be cooked differently than a meat lover's pizza because they have different balances to them. You also have to take into account what is the oven temperature when you start? If you're cooking your first pizza of the day and the oven is at room temperature when you start, your cooking profile has to be different than if you're cooking your 10th pizza in a row and the oven is already at 550 degrees or whatever the case would be.

Deglin Kenealy:

So really the way we cook our pizza is the single largest difference. It's an actual oven, it's not just heating on a conveyor belt or through coils looking at it; it's a real oven.

Obi:

Great. Well, thank you so much Deglin and everyone for tuning in today. I'm sorry that we went a little bit over, but I really wanted to get through as many questions as we could.

Obi:

For those of you who submitted questions that we were unable to get to, I'll be giving them to Deglin and he will post them directly to the discussion board with their answers. And a reminder that if you have any additional questions to just feel free to post freely on the discussion forum at the bottom of their profile page. Thank you so much again for taking the time today, and I hope everyone has an excellent day.

Deglin Kenealy:

Thanks [Ovie 00:43:04], appreciate it.

PART 4 OF 4 ENDS [00:43:06]

Obi(00:07):

Hi, everyone. Thank you for joining this month's Reg A webinar. If you would, just allow a few minutes to allow people to get settled in here. (silence).

Hello, everyone, and thank you for taking the time to join us today for our monthly Reg A webinar. Today we are joined by five Reg A companies on our platform. Each of them will discuss achievements since the start of the race. If you are new to SeedInvest, be sure to create a free account to get future reminders of upcoming webinars and business updates from the campaigns. Additionally, once your account is live, you can keep up with the company's campaign via the Follow button on their SeedInvest profile. Following the company will ensure that you never miss an update about the deals you're interested in. As always, feel free to ask questions, and we will do our best to get to them during the Q and A portion of the webinar. To kick us off today, we have our newest Reg A, Basil Street, and Deglin Kenealy, the CEO. Basil Street is the creator of robotic automated pizza kitchens, and in the first week of their campaign, they've already surpassed 400,000 in reservations. Deglin, I'll let you take it from here.

Deglin Kenealy (01:40):

Thank you, Obi, although you took away my opening line. But we certainly appreciate. We're thrilled to be here with you guys today on SeedInvest and in general very excited about our crowd funding opportunities. I know we're limited to 10 minutes total here, so I'm going to work to try and be very brief in terms of my presentation today in order to allow as many question and answer opportunities as we can get. So Basil Street was started with the idea that wouldn't it be wonderful if a customer could get a delicious 10-inch Italian style thin crust pizza in about three minutes for around $8.50? We're now proud to say that we've actually accomplished that goal. Our markets are to look at everything from universities, hospitals, airports, factories, military bases, essentially anywhere where any human on earth would love to get a hot, fast, and delicious meal in about three minutes for a regular price 24 hours a day, seven days a week.

So I'd like to talk to you just really quickly about our market and where we came from, assuming that there ... Oops, there we go. So we look at the pizza market just in the United States, it's about a $48. 6 billion market, over $130 billion globally, and it continues to grow. One of the lovely things about having our automated pizza kitchen is the amount of gross margin that you're able to capture versus a traditional pizzeria, whether that is simply a mom and pop one location or whether it's one of the larger chains in roughly 23 square feet that has the ability to be moved should it be in a location that isn't favorable to it for whatever reason. You're able to generate significant revenue and profits from this opportunity.

One of the things we're very, very proud of is that our units, we believe we are the only ... and if we're not the only, one of the only automated vending hot food locations that has both NSF, which is the National Sanitary foundation, and Underwriter Laboratories, which is UL, which is power. We're certified to be in any location with these certifications. We think that's a significant step above other people who are trying to do similar things. Much of that can be attributed to the experienced team that we have. We have a tremendous pizza making team who've deployed pizzas overall through Whole Foods, Kroger, et cetera. Our engineering team, this is the ninth kiosk that they have rolled out over more than 30 years, deploying literally tens of thousands of units throughout the United States, Mexico, and Canada.

We are also now fully operational and in the field. So at this juncture, any money that we raise is looking to provide future growth for Basil Street. Regardless of how much money is raised in this crowdfunding event, we're already going to have 50 units out this fall. With your help and participation,

we could have up to 100 this year and somewhere between 500 and 1,000 next year. One of the key components of our business and why we wanted to get to the crowdfunding and have this available for individual investors is that it's a very scalable business model. We built this in order to be able to scale and to scale quickly with consistency and convenience and reliability for our customers. So with that being said, I'd like to say thank you to all of you, and I'm happy to take any questions that you may have.

Obi(05:37):

All right. Excellent. Thank you so much, Deglin. A reminder that if you have a question to just post it in the Q and A box at the bottom of the screen. The first question here, why frozen instead of refrigerated?

Deglin Kenealy (05:49):

Oh, great question. So most food that comes out through the food supply chain, whether you're going to a grocery store or your favorite restaurant, is frozen at some point. Any of the large chain places where you're going to enjoy pizza, other than a very few small one or two location operations actually are having frozen dough or frozen cheese or whatever it is, and then they're defrosting them. For us, the decision to be frozen from the point that the pizza's made, flash frozen, until it goes into our oven when our customer orders it was about really three things. Number one is customer safety, right? It's really important that when you're developing an automated solution and there's no humans involved that you can make certain you're delivering safe, delicious, and consistent food to the consumer.

The second idea was really behind having the ingredients maintain their freshness and the nutrients that they have. There are numerous studies that show that frozen is so much better. Keeping something frozen until it is cooked is so much better, maintains more nutrients than if you have it either refrigerated or just sitting out on a counter space. Lastly, it's about the ability to scale. If you're going to have refrigerated pizza in here, you can only keep it in there for two or three days, and then you have to throw it out and you waste a lot of food. You also have to make the pizzas in a very nearby location as opposed to being able to distribute it across a broader network. So for us, it's really about safety, quality of the food, and the ability to scale our units as we move forward. Thank you for that question.

Obi(07:31):

How do you view your competitors, such as Piestro?

Deglin Kenealy (07:35):

It's really hard to say, especially in terms of there's only one other company that's trying to do this that actually is currently placing units out and into the field. As far as I'm aware, I'm aware of what Piestro does, I don't believe they even have a prototype that has cooked their pizzas all the way through. Our initial prototype was developed in February of 2019, so it's taken us two and a half years to get to this point. So I don't know. Conceptually, Piestro sounds interesting. I think it's going to be a big challenge, but I think they're a long ways away behind us. I also don't know how they're going to pass NSF regulations in terms of keeping things clean and keeping the food safe.

Obi(08:21):

Does the machine need cleaning, and if so, how often?

Deglin Kenealy (08:25):

Yeah, the good news is having it be frozen from the beginning really makes it very, very convenient. Think about how at home how often do you have to clean something from your freezer versus something from your refrigerator. For the most part, the only thing that needs to happen is we replenish pizzas and we wipe out the unit from the inside. But from a food safety perspective, where cleanliness is really important, it goes from zero degrees in a freezer to an oven that's 500-plus degrees, so no bacteria or mold really survives in that environment. So there are certainly cleaning requirements, but they are dramatically less and dramatically less challenging than they would be in a refrigerated environment. So I would imagine it's five minutes, five to ten minutes a week to clean the unit.

Obi (09:12):

How and when would you provide more flavors and choices?

Deglin Kenealy (09:16):

So we're already providing many more choices and flavors to people. Our initial pizzas that we generally roll out with our cheese, pepperoni, and supreme, but other flavors that we offer include barbecue chicken, roasted garlic chicken, veggie. One of our favorite pizzas that people really like is a breakfast pizza that has scrambled eggs and bacon and sausage and onions and peppers. So I imagine we'll have a menu that will be 10 to 15 consistent pizzas that will come out through the unit, and they'll vary by location.

Obi (09:52):

How many pizzas are stored in each unit?

Deglin Kenealy (09:55):

Each unit currently holds 141 pizzas, and we expect to refill that at least once a week.

Obi (10:06):

All right. Thank you so much, Deglin. That is all we have time for today. For those of you who have submitted questions, I will be giving them to Deglin so you can post them on their company discussion board.

Deglin Kenealy (10:15):

Thank you all so much for your time. I appreciate it and look forward to your questions coming forward. Thanks, Elbie. I appreciate it.

Obi (10:27):

Next we have John Wu. John Wu is the CEO of Gryphon. Gryphon is a cloud-managed network protection with machine learning to keep families and businesses safe, and the campaign has recently surpassed 4.1 million in investments. John, whenever you're ready.

John Wu (10:46):

All right. Thank you very much, Obi. Just got to say it's lunchtime here in San Diego, and I just got really hungry after that presentation. So hopefully I'll make this really quick. So my name is John. I'm the co-founder and CEO of Gryphon and really thrilled to have surpassed their $4 million milestone on our

fundraising and just want to thank everybody who has participated so far. The problem that we're trying to solve is really that our home is becoming a complicated enterprise network. Kids are increasingly stumbling upon inappropriate content, like what happened to my daughter a few years before we founded Grpyhon, and also screen-time addiction is rising in epidemic proportions. With all the different smart devices that you now have in your home, you can easily become a victim of identity theft, cyber extortion, ransomware, or worse.

Just to give you an example, in the past year, there has been a 330% increase in ransomware attack. That's because people are using their home networks a lot more, and existing solutions are very fragmented, complicated, in some cases, very difficult to deploy by the average user at home. That's where Gryphon comes in. Unlike a lot of the other traditional solutions out there, like the Google wifi or other traditional routers, Griffin is a full stack hardware software cloud solution that's built from the ground up to protect your privacy and your family from all the different online threats. Our business model is very different. We are built around protecting your home network and protecting your privacy.

The Gryphon platform is essentially made up of three different components. The first one is a smart agent that sits on your Grpyhon mesh wifi router. The other one is a mobile app that allows you to have full visibility to your network from anywhere in the world. Also, finally, underneath all of that is really the cloud management that keeps everything up to date with machine learning, and it gets smarter as we collect more information from all the different networks out there that's running Gryphon. The technology itself is protected by five patents that's already been issued. Then we have a bunch of other patents that's in filing. So what do you get with a Gryphon? You pretty much get a comprehensive control and-

PART 1 OF 4 ENDS [00:13:04]

John Wu (13:00):

So, what do you get with a Gryphon? You pretty much get a comprehensive control and enterprise-level type of protection for your connected home, with content filtering, malware protection, screen time management, and again, supporting all of that is really our cloud and our machine learning that gets better over time.

With our app, you have full visibility. Once you pair with a Gryphon, you can see all the devices that are connected on your network, and you'll be notified of any threats, and allow you to basically take full control over your home network.

We complete that protection with what we call HomeBound. What HomeBound is, is really, it's an app that extends Gryphon's protection outside of your home. So you can imagine, so this is an app that you install on your mobile devices that's routing traffic back to Gryphon, as if these devices never left the home. And this is also, we filed a patent for it. It's in the process of getting patent protection.

Basically, what you get with Gryphon is your next-generation firewall that's made simple and affordable, with no need for an expensive IT department, to help you manage your network at home, manage and protect your network. We've seen really good market traction now with over 3,200 reviews, our customers love the product. We've also gotten really good industry traction, industry publications, like Tm's Guide, Fatherly, Business Insider. Fatherly actually named us the best parental control solution two years in a row.

And with that, we've seen some really phenomenal growth over the past couple of years, now with 35,000 Gryphons sold. And just recently, we posted our 2020 numbers, audited numbers. We saw a

95% growth on revenue, and more importantly, we saw an even greater growth on our software services revenue, now with over 134% year-over-year growth in the same period.

If you really think about our business model, we kind of think of it in three different pillars. First is really the family of products that we sell through online retailers like Amazon and Walmart, and also on our web store. The second is really the network protection service that's a reoccurring revenue, and then also the software licensing, that we can license our software platform to other hardware providers [inaudible 00:15:13] looking to protect their routers or their networks. And then finally, the third component of our business is really the data intelligence, which we don't currently monetize, but we believe it's still very important. So for example, the data that we collect across all of our Gryphons is helping us to rapidly improve the service, and also help to protect our network better by evolving our network, evolving our technology platform. One of the examples is when a certain number of people actually block a particular website, we collect that information, and the system automatically updates the Gryphon database to add that, to improve our database.

We believe that there's some really strong market factors that's driving this $29 billion market. One is the number of connected devices in our home. It's continuing to grow over the years. Two is digital parenting and screen time is now the number one issue that a lot of parents are facing today. And then finally, a significant increase in malware and ransomware, 330% over the last year. And finally, the pandemic has really brought all of these factors to the forefront, with work at home and distance learning, it's really increased the awareness of needing a better protected network at home. The other way that you can really view this market is if you look at back in the '80s, the malware protection is something that really nobody thought about, but today, the adoption for malware protection software on laptops and computers is 80%. The adoption for network layer protection for home and small businesses is near zero right now. So really, we're getting started on the ground floor of this new market.

Some updates for this year. Since we started the SeedInvest campaign, we have seen a 50.3% increase in new paid subscriptions over the past previous years combined, and also, out of that, 53.7% for three-year paid subscriptions. So we feel like we're really building a lot of trust with our customers, that they believe that we're going to be around for the next many years to come, hopefully, to help protect their home network.

And some other updates. We have received approval for Gryphon to ship in Chile, Philippines, South Africa, and we're working with the respective partners there to get Gryphon to those countries. And also, we're getting Gryphon approved for Canada market as well, and we'll be announcing a major retail partnership there, hopefully soon, maybe in a week or so from now.

And just recently, I just saw that we were listed as one of the best rated parental control routers by MSN. That just came out a couple of days ago. We're listed on top of some really well-known brands that have been in the market for a long time, so really thrilled about that.

And also another update, there's Gryphon AX that supports WiFi 6, and also significantly faster than the current generation, with a new improved app that we'll be launching this weekend. We believe that with the transition to WiFi 6, any type of technology transition just creates new opportunities for Gryphon to introduce to people who are looking to upgrade their network at home.

And finally, if you really believe that this cybersecurity market for the homes and small business is something that's going to grow in the next 10 years, and you think that we're headed in the right direction, we'd love to have you on board as an investor. Thank you.

Obi (18:53):

Thank you so much, John. All right. The first question that we have here, "Is there an option to add on to a router that I already have, or do I need to buy an entirely new one?"

John Wu (19:05):

Gryphon will essentially replace your WiFi router at home. So it's basically a plug and play. You could add onto it, but you would have to put all your devices on Gryphon to have the level of protection of Gryphon.

Obi (19:19):

"How do you reach potential customers?"

John Wu (19:24):

Well, right now, a lot of our marketing is on Amazon, so we're hitting people when they're looking to upgrade their network equipment at home, and then followed by Google PPC advertising, and we're doing a lot of YouTube for brand awareness, and we're going to be rolling out another brand new campaign in a couple of months here that's going to hopefully reach a wider audience. But honestly, actually, a lot of people that have a Gryphon are recommending it to their friends, so word of mouth I think is pretty strong with this product, and we're really, really excited about that. In fact, a lot of our investors that have come in during the SeedInvest round, a lot of them are customers, so they not only have a Gryphon at home, but they also believe in the company enough that they're also now investors in the company.

Obi (20:18):

All right. Thank you so much, John. A reminder that if you did post a question, I will be distributing these at the end, so they can answer them on their company discussion board.

John Wu (20:28):

All right, thank you so much. Take care.

Obi (20:35):

Our next speaker will be Shi Li. Shi Li is the CEO of AppMail.AppMail is an email solution enabling users to browse, select, and make purchases without leaving their inbox. The company successfully raised on SeedInvest before, and the current campaign has surpassed 500,000 in reservations. Whenever you're ready, Shi. (silence)

Deglin Kenealy (21:23):

Thanks, [Obi 00:21:24]. Can you hear me now?

Obi (21:25):

Yes, perfect.

Deglin Kenealy (21:26):

Great. Sharing screen right away. All right. This is Shi Li from AppMail. Today, I'm going to talk about some of the really exciting innovations we've developed with our email technology, which hasn't been

changed for much since decades ago. Just imagine one day the possibilities that if you could shop, book appointment, and even more, without ever leaving your email, and that's the level of product we are developing.

In the broader sense, in today's marketing world, 90% of the marketers are not very happy with their email performance. Typically, what happens is when users see a content in email, they have to navigate through external web pages, battle through the login screens, and going through a lot of pages. This frustration [inaudible 00:22:30] experience dramatically harms the engagement. On a daily basis, we see about 300 billion static emails are being sent and received every day, and because of this frustration, many of these opportunities are lost, ignored, deleted, and sometimes even flagged as spam.

So at AppMail, things are different. We've developed an intuitive email that brings in a interactive web experience to the customer's inbox. As you can see, it's designed for consumers to get exactly what they want very quickly and [inaudible 00:23:12]. So you can picture this. The customer sees a product, as in this demo, the [inaudible 00:23:18] targeted email campaign, but instead of clicking through to a different webpage, the customers can buy it directly from the email, in one seamless interaction. It's like a mini app in the email, as the name tells. So AppMail changes the entire email experience, and how businesses can engage with the customers.

Another example is coming from what we have done for our client, LATAM Airlines. LATAM Airlines is the largest carrier in Latin America with 50 million passengers every year. So the project is to deploy their flight checking app right into the email itself, for travelers to conduct a seat assignment or contactless check-in. so our solution, as the demo shows, are able to enable the airline's emails to carry a dynamic seat map. Whenever the email gets opened, the travelers are able to see a real-time seat availability and pricing, and even to book it. So this mini app in the email can also allow a few other different things for travelers to book extra baggage, onboard meals, and retrieve a boarding pass. Typically, anything that you can see from a check-in experience, but happens all in an email.

Our fresh approach to email marketing drives customers to really take actions within their inbox from a shoppable email, to an interactive email, a survey form, to appointment schedulers, the possibilities that we see, what can be done in an email are endless. And the results are obvious. Here, you can see as a result of deploying AppMail, 37% of the total emails sent are converted into a sales event. So both LATAM and AppMail are awarded by top institutions for the excellent delivery of the revenue result.

JetBlue Technology Ventures and El Al Israel Airlines, they saw the potential value of our product, and what it can bring to the entire industry, so they decided to back the company from early on. We've also integrated with Google's product, and conducted joint marketing efforts together with their team. The company has a pipeline of key customers from different industries ready to deploy the...

PART 2 OF 4 ENDS [00:26:04]

Deglin Kenealy (26:00):

... Industries ready to deploy the solution. We make money by charging our clients a percentage of commissions on transactions through the interactive email platform. We also charge a SaaS fee for the number of email sent. So in a way, we're creating a win-win situation. If our clients win, we win.

With those two revenue streams in mind, our serviceable market is about $30 billion. That includes a broader spectrum of companies that conduct online sales. Typically, all you can think of is e-commerce, direct to consumers, travel, banking, telehealth, or even remote work, and to scale and

acquire these clients in the respective verticals, we have product marketing efforts from integrating to CRMs like Adobe, Salesforce, to launching e-commerce platform application in Shopify so we can quickly take over our serviceable market.

The company's defensibility is really built around the core competency, which is the interactive email that supports all the email clients, not just Gmail or one type of email clients. In addition to that, we also have a patent [inaudible 00:27:31]. As Obi described before, the company has a previous [inaudible 00:27:39] on SeedInvest, so this is our second [inaudible 00:27:41] on SeedInvest. It is led by seasoned entrepreneurs, and we're well surrounded by reputable [inaudible 00:27:48] and advisors, such as Jeff Hoffman, who is the co-founder of Priceline.com. We're also invested by consumer-centric corporate investors such as a JetBlue technology venture.

At this moment, we are passing $600,000 in reservation. The campaign is still in reservation, but we're expecting to have SEC approval in August, so we encourage you to reserve your investment early on in his reservation stage and take advantage of our massive perks.

Okay. That's it in a nutshell for AppMail. Now we're happy to take on a few questions. Over to you, Obi.

Obi (28:35):

All right. Thank you, Shi. The first question here, "How can you define uplifted sales?"

Deglin Kenealy (28:42):

Simple. We ask our clients what is our current conversion with our static email campaign, whatever tool you're using, and we select the same audience, we do AB testing, we deploy interactive email, and we see the results.

Obi (29:00):

How complex is this technology? Why has it not been implemented by email service providers themselves?

Deglin Kenealy (29:07):

Sure. So I think this question came up a few times. It's a no brainer to do this, right? The question is who to do it and how to do it. Some of the corporate clients have done it before, namely Microsoft, and the reason why it didn't take off is because of Microsoft. The technology was developed around Microsoft tech stack that only works through Outlook ecosystem. Just to give you the perspective for email client shares market, Outlook is about seven to 8% email opens, right? So out of a hundred emails we sent, 7% probably open on Outlook or Microsoft.

So if you go to a marketer and say, "Okay, I'm going to give you a technology that gives great uplift, but it only works on Outlook," it's hard to see how a marketer will respond to it, whereas at AppMail, we're not an email service provider, we're not a corporate. So the product was designed on day one to be able to accommodate the different variations of email open environment, including operating system device, email clients. If you put all the combination of these three things together, then the possibilities could be endless. This is the where the complexity is, is how do you define a product that can be open to work across a different device OS in real time?

Obi (30:45):

All right. Thank you so much, Shi. That's all we have time for today.

Deglin Kenealy (30:50):

Thank you, Obi, and thanks for the questions.

Obi(30:56):

All right. Our next speaker is Steve Wiley, the CEO of Innovega. Innovega is the creator of smart contact lenses and glasses that deliver high performance AR VR experiences. The campaign recently surpassed 2.4 million in investments and is successfully funded. Go ahead, Steve.

Steve Wiley (31:22):

Thanks, Obi, much appreciated, and thanks all to those attending. I'll restate that we're a developer of a next generation of display eyewear for all manner of augmented reality, virtual reality. Unlike others, unlike all others, we deliver a very important combination, which is the highest possible display performance from lightweight, stylish, conventional eyewear. We do that, we take a very unorthodox approach. We achieve this by removing the lenses. Think about a VR box with lenses about this large. We remove those lenses and we wear them. So our solution is a contact lens with a tiny lens that enables you to see extremely well just off the edge of your nose, which is where the glasses and the display are sitting. Combination smart, disposable contact lenses, and normal stylish eyewear. Today, I'm going to talk about the visually impaired as a first application.

Usual disclaimer. Prima here on vision and the vision impaired. 80% of our perception relates directly to what we see, so it drives independence lifestyle to a very large extent. Perfect vision, as we [inaudible 00:32:34] is 20/20. If you're visually impaired, it's three or four times worse than that, you stand three or four times closer to the eye charts to see it, to read it. If you're legally blind, it's 10 times worse than 20/20 vision. The vision impaired community, then, is sizable. It's about 10 million patients. Think of that as our so-called served and available market, and our solution is a contact lens with a prescription in it, as much of a prescription in it and as much correction as you can get the patient, plus a display and a camera set of eyewear.

That solution is akin to this, and we deliver seven very important benefits, but the first two alone have been unattainable, and that is a very large display so the visually impaired person can interpret their world [inaudible 00:33:24] through lightweight stylish glasses. So they can be mobile [inaudible 00:33:27] Starbucks, et cetera. On the left-hand side is the competition, because there's now two in the market, and you can see, it's a bulky VR box. It's not mobile, it's not comfortable, and not only visually impaired, but [inaudible 00:33:40] generally humans are looking for more [inaudible 00:33:43], normal pair of glasses.

This is perhaps the most important slide in this short deck. If you've got lenses and you want them tested by an independent [inaudible 00:33:52] to the Ohio State University Department of Optometry. Here, they took visually impaired, legally blind patients, they measured their vision. After correcting the vision as much as possible through glasses and lenses, et cetera, they measured the vision, and you can read here at distance and reading near, their vision was roughly six times worse than the person with good vision. I'll just read the conclusion at the bottom.

"Innovega provided visually impaired, including legally blind patients, with 20/20 vision at distance and near by wearing our contact lens glasses combination." So we restored the vision, enhanced independence lifestyle to all of these individuals within a study. That obviously has motivated us to launch with a vision solution.

This transcript was exported on Aug 06, 2021 - view latest version here.

Every lens needs an FDA approval. We've moved through all of the usual toxicity chemistry. We've tested lenses with those who've normalized, the visually impaired. We're in the last phase, we're in phase three, there's two parts of it. Something called 510(k), where you test material in safety, and then a so-called De Novo. We're willing to add patients that are wearing or subjects that are our lenses today, collecting the data which we will provide to the FDA throughout the balance of this year and into next year.

Here's our senior management. Myself would be the technology component. I've started probably five or six companies, sold several of them, taken to NASDAQ a couple of them. I just enjoy building companies and I enjoy technology, doing hard things. At the center is Dr. Legerton. He's an optometrist, well-respected in his field. He's a vision expert, a low vision expert and a brilliant inventor, some hundred plus filed patents. Jay Marsh on the right is a systems engineer, and he juggles across some seven disciplines between lenses and in glasses.

So in summary, we've got an experienced team, we've all been involved in companies, had multiple exits, successful exits. We've got 33 U.S. patents filed. I think there's another 40 international filed. I've said 50 here, but it's more than that. We're building a very sizable portfolio in this space. We have delivered now to win contracts and deliver them, some $6 million to guard the U.S. Army. We've got partnership discussions underway. Ours is a licensing play. We don't compete with a Facebook or a Microsoft, we license to them. So we've got partnership discussions underway in these vertical markets, with a first emphasis on the low vision market, and that, I mentioned below, is roughly 10 million vision impaired individuals.

From there we'll scale into other markets, other patient markets, hearing impaired, cognitive impaired, other vertical markets, and beyond. Interesting enough, a million dollar strategic investment has come in recently around the largest supplier in this visually impaired space. We're raising $15 million, and that's going to fund the commercial launch throughout next year and into the end of next year, and we've invited in about a thousand enthusiastic shareholders. So very pleased to achieve that. If you're interested in that, please visit our profile on SeedInvest. Thank you.

Obi (37:14):

All right. Thank you so much, Steve. The first question here, "For the visually impaired, who pays? The user or the insurance company, and if it's the insurance company, do you have any agreements lined up?"

Steve Wiley (37:27):

The answer is both. As you can imagine, markets are diverse. So if you think about the VA hospital, the VA hospital, our understanding, full understanding, is that they would provide the device, the eyewear, the lenses at no cost to their members, and that's tens of thousands, many tens of thousands of members. Yes, we have open discussions with insurers, and there's multiple insurers in North America who actually, they pronounce certain eyewear eligible for the low vision patient and then fund it accordingly, and of course, there's always the pay market where an individual can buy the glasses themselves. So we're running in all three market segments.

Obi (38:11):

Do you currently have manufacturing hardware and software for the glasses to capture and display images on the glasses?

Steve Wiley (38:18):

Yes. The visually impaired prototypes, the devices that are being used in the FDA testing, they have both a display and a camera. So very high- performance cameras, 45 megapixel camera, looks at the world and then translates that, magnifies it and improves it, modifies it to the tiny display in the glasses. So an individual, a person who is visually impaired, they're more than pleased to see their world through a camera, through a display and a camera, enhanced and magnified to their specific needs.

Obi (38:55):

What is the ETA and estimated costs for the 510(k) approval?

Steve Wiley (39:01):

What is the cost of a 510(k) approval?

PART 3 OF 4 ENDS [00:39:04]

Steve Wiley (39:01):

What is the cost of a 510(k) approval? If the question is, what does it cost to conduct that? In our case, and we have budgets for about a million dollars, a million and a half dollars for the combination of 510(k) and a so-called de novo trials, clinical trials. I think that's the question.

Obi (39:22):

What is the total addressable market in the US globally, including the other patients and vertical markets that you're interested in specifically the partnership portion?

Steve Wiley (39:35):

If you think about the low vision and blind, it's some huge number of 280 million total. We call it down to those that are good fit. You think about those who suffer glaucoma and macular degeneration. That's about 4 million in North America. Call it 10 million, the market that will be served by our product. I mentioned the hearing market. The hearing market is about twice as large. So you could think nominally 20 million patients. And then those with cognitive memory, autism, those types of patient modalities. I can't give you exact numbers. We've kept our attention on those first couple of vision and hearing. But, they're clearly sizable. And then beyond that, other vertical markets, it's the same product. It's basically the lens and the eyewear. Like a camera, it really doesn't care what application is running.

Obi (40:23):

All right. Thank you so much, Steve. That's all we time for today.

Steve Wiley (40:27):

Appreciate it. Thanks for the opportunity.

Obi (40:32):

And lastly, our last speaker for the day is Suma Reddy the CEO of Future Acres. Future Acres is the maker of autonomous farm tools of tomorrow. Future Acres campaign recently surpassed 700,000 in investments and is successfully funded. Take it away Suma.

Suma Reddy (40:49):

Thanks Obi. Hi everyone. I am the co-founder and CEO of Future Acres. So we are building sustainable, advanced and intelligent robotics tools for farm workers and farms. Before I jump into, it a little bit about myself. My first gig was actually in the Peace Corps in Mali. And it was there I got really passionate about thinking about how we better manage our resources to create a better future. And since then, I've dedicated my life to creating companies at the intersection of climate and agriculture. My last company was in vertical or indoor farming, previously organic waste to renewable energy. And now, of course, the exciting world of agricultural robotics. So to ground us, why are we here? The big problem is that to feed 10 billion people by 2050, we'll need to grow 50% more food with the same amount of land and reduce emissions by 75%.

It's an astounding challenge that our farms, our farm workers, and all of us face as consumers. From a farm perspective, we're facing declining revenues. 12% a year, as well as real challenges around labor scarcity, which declined 7% just from last year. And one reason for this is, as every farmer worker knows, this is really tough, brutal work under hot, dangerous conditions, hauling crops across farms. And then from a consumer side, it's fantastic. We care a lot more about organic, about local, and now sustainable and responsible farming. But, it does put a lot of pressures on our farms because we still want super high quality and we want what we want when we want it. And traditionally in the agricultural sector, we've created a new tools to make these tough jobs easier and increase efficiencies. The best example I think is the late 1800s with John Deere's tractor.

And today is really the dawn of the agricultural robotics revolution. And that's just one reason, by 2025, the ag tech market is expected to reach $88 billion. And for us at Future Acres, we're focused specifically on specialty crops. Think about your vegetables, your fruits, your nuts, your horticulture. And that's because it's a massive opportunity. If you just look at labor costs alone, 25% of that market is eaten up by how much work, manual work, it takes to do this work. And another almost 4 billion from additional efficiency losses. And we're starting with table grapes. One, it's right in our backyard of California. 99% of the US's table grapes are born in California. And it faces a huge problem along with other specialty crops. 30%, a wild 30%, of farm workers time and energy is spent transporting crops. And it was with this core problem that Future Acres was born to create farm tools that are going to carry farms into the future.

And we're starting with Carry, an autonomous harvest companion that is a harvesting sidekick that works alongside farm workers. Traveling to the farm worker, autonomously, gets loaded up and goes back to the sorting station. When you think about it, it's a really simple task that has astounding benefits. 30 to 40% increase in efficiency, increased safety, increased income all around as well as valuable data on yield, location, and time. And just one Carry means an extra almost 14,000 in efficiency gain. That's boxes picked per season. And as an investor, the good news is that our business model is based on fleet solutions. An average table grape farm is 400 acres. So we're talking about 6, 8, 10 robots per farm. And our founding farm partner, HMC Farms, is excited to pilot an R&D, the first solutions with us. They have over 6,000 acres across mostly California, but as well as Mexico and Chile.

And we're very excited because we have an incredible team and investor. Wavemaker Partners is a $500 million VC fund based out of LA and Singapore. And we operate out of Wavemaker Labs, a venture studio that focuses specifically on robotics and automation technology. That means we're leveraging people, processes, and technology with an inbuilt, fantastic engineering team and adjacent learnings from the other companies in the portfolio. We wouldn't be where we are without our incredible advisors and stakeholders.

We believe systemic change in the food systems can only happen through partnerships. So that means Rabobank, the leading agricultural bank and Sander Prujis is a former executive. Innovators and

R&D experts like Stavros, an associate professor who focuses on agrabotics. Corporate leaders. Sun World, which is a billion dollar genetics and table grape breeder who is quite excited to become our pilot and R&D partner. As well as organizers and activists like Olympia Blanco, who understands and is developing our strategy so farm workers can thrive within tech as we move our solutions forward. And so our vision, ultimately, is how do we develop a platform that's for multiple crops and multiple uses. And it really increases production efficiency increases farm worker ease, improves plant health yields in quality, and mitigates climate impacts in our society. And so we have bold, bold vision to do this. And we hope that you guys join us. Thank you.

Obi (46:59):

All right. Thank you so much, Suma. The first question here. At which stage is Carry? Prototyping, small batch production, or commercialization?

Suma Reddy (47:07):

Great question. We are at a prototyping stage. Our first pilots are going to be with HMC and Sun World this fall.

Obi (47:19):

What is currently your biggest challenge in taking Carry to market?

Suma Reddy (47:24):

I would say our biggest challenge is the inherent challenge of building hardware. It takes time. So for us, it will be another year before we do a pilot of 10. Another year before mass production. But, that challenge is also a great opportunity. There's high barriers of entry to this market. So once we become, we already are one of the few players in the space, if not the only one. So once we're a market leader, it's a space that we quite can tackle.

Obi (48:00):

Who are your key competitors?

Suma Reddy (48:04):

Good question. So when we look at the competitive landscape, look at both the crops as well as the technologies. And what we've seen, from a crop side, is there's a lot of focus on apples and strawberries. And so table grapes seems to be this underestimated crop for various reasons. And so, it's still a really high volume production grape. We just learned that there's an incredible venture studio that actually specifically decided to focus on vineyards. There's an opportunity here that we're really galvanizing. Second, from a technology perspective, there's technologies around pruning. There's technologies around picking. There's actually no technologies around transportation. There might be one out there. But, the way we're developing our technology, especially the software and it's proprietary, is quite smart. And that is actually the core reason why Sun World decided to partner with us.

Obi (49:11):

How much does it cost to produce one Carry?

Suma Reddy (49:16):

This transcript was exported on Aug 06, 2021 - view latest version here.

We are looking at a cost of production of sub 10K, which means we could sell for between 10 and 15K.

Obi (49:26):

Have you considered adding a suspension systems to avoid products from falling and getting bruised?

Suma Reddy (49:33):

I think that's a really fantastic idea. And, I'll add that to our ideation sheet. Thank you.

Obi (49:42):

And our last question here, do you have any additional products in your pipeline or added features?

Suma Reddy (49:48):

Yes. So this is the beauty of the roadmap. Once you have a roving robot that can travel across the farm, from a data side, I said, we're doing yield. We're doing crop weight. We're doing location stamps. So we would like to get additional data and optimize across that. From a sensing side, we've thought about doing things like soil sensing. From a computer vision side, what would it look like to be able to predict the yields based on the color of the grapes early on in the season? And this has been an ask. From a hardware optimization side, we're looking at, basically, our vision is around the future of the farm and the future of the farm worker. We want to be at the forefront of this and change how and understand that farming will have to be changed. And so we have a lot of ideas around that.

Obi (50:47):

All right. Thank you so much Suma. And thanks everyone for tuning in today. A quick note, before we sign off. Our sixth reggae company, Death & Co, is unfortunately unable to attend this evening's webinar. However, I encourage you to check out their seed invest profile as the company has recently surpassed 3.1 million in reservations. Finally, thank you all again for attending. If you'd like to invest or learn more about any of these companies you heard from this evening, you may do so on each of their SeedInvest profile pages by simply creating a SeedInvest account. And you'll be able to ask questions directly to management on the discussion board and follow the campaigns for additional updates. Enjoy the rest of your day.

PART 4 OF 4 ENDS [00:51:25]